ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated November 8, 1996, is made by and among AMNEX, INC., a New York corporation ("AMNEX"), CRESCENT PUBLIC COMMUNICATIONS INC., a New York corporation and a wholly owned subsidiary of AMNEX ("Buyer"), COASTAL TELECOM PAYPHONE COMPANY, INC., a New Jersey corporation ("Coastal"), BEK TEL, INC., a New Jersey corporation ("Bektel"),
GARDEN STATE TELEPHONE INSTALLATION & SERVICE CO., INC., a New Jersey corporation ("Garden State"), and BRIAN E. KING, ("King"). Coastal, Bektel, Garden State and King are hereinafter sometimes referred to collectively as the "Sellers" and individually as a "Seller".

                                 R E C I T A L S

         A. The Sellers are engaged in the business of owning, installing, servicing, operating and maintaining public pay telephones within the States of New Jersey, New York and Pennsylvania (the "Business").

         B. The Sellers desire to sell and Buyer desires to purchase, upon the terms and subject to the conditions herein set forth, certain of the assets owned by them and used in connection with the conduct of the Business, as such assets are hereinafter described.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                       DEFINITIONS USED IN THIS AGREEMENT

         As used in this Agreement, the following terms have the following meanings:

         "Acquired Assets" has the meaning set forth in Section 2.2.

         "Acquired Inventory" has the meaning set forth in subsection 2.2(e).

         "Acquired Machinery" has the meaning set forth in subsection 2.2(h).

         "Acquired Phones" has the meaning set forth in subsection 2.2(a).


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         "Acquired Phones Without Written Contracts" has the meaning set forth in subsection 2.10(d).

         "Acquired Vehicles" has the meaning set forth in subsection 2.2(i).

         "Acquired Vehicle Leases" has the meaning set forth in subsection
2.2(i).

         "Additional Consideration" has the meaning set forth in Section 2.5.

         "Additional Initial Shares" has the meaning set forth in subsection 2.5(b).

         "1933 Act" has the meaning set forth in subsection 2.7(a).

         "1934 Act" has the meaning set forth in subsection 2.7(b).

         "AMNEX Common Stock" has the meaning set forth in subsection 2.4(b).

         "Applicable Laws" has the meaning set forth in subsection 3.3(b).

         "Assumed Liabilities" has the meaning set forth in Section 2.14.

         "Bill of Sale" means the assignment and bill of sale in the form of Exhibit A attached hereto delivered by the Sellers to Buyer at the Closing transferring the Acquired Assets to Buyer.

         "Business" has the meaning set forth in the Recitals.

         "Business Headquarters" has the meaning set forth in subsection 2.3(f).

         "Cleartel" has the meaning set forth in subsection 2.2(l).

         "Cleartel Contract" has the meaning set forth in subsection 2.2(l).

         "Cleartel Phones" has the meaning set forth in subsection 2.2(l).

         "Closing" means the consummation of the transactions contemplated by this Agreement. The time and place of the Closing are set forth in Section 2.1.

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         "Closing Date" has the meaning set forth in Section 2.1.

         "Closing Letters" has the meaning set forth in Section 2.12.

         "Commission" has the meaning set forth in subsection 6.7(a).

         "Commissioner" has the meaning set forth in subsection 2.10(c).

         "Conditions of Sale" has the meaning set forth in Section 2.10.

         "Contracts" has the meaning set forth in subsection 2.2(b).

         "Disclosure Schedule" means the disclosure schedule attached hereto, which schedule contains certain information constituting a material and integral part of this Agreement.

         "Equipment" has the meaning set forth in subsection 2.2(a).

         "Excluded Assets" has the meaning set forth in Section 2.3.

         "Excluded Contracts" has the meaning set forth in subsection 2.3(a).

         "Excluded Phones" has the meaning set forth in subsection 2.3(a).

         "Excluded Vehicles" has the meaning set forth in subsection 2.3(g).

         "Excluded Vehicle Leases" has the meaning set forth in subsection
2.3(g).

         "Execution Date" means the date of execution of this Agreement, which is November 8, 1996.

         "Final Payment Date" has the meaning set forth in subsection 2.4(c).

         "First Put" has the meaning set forth in Section 5.6.

         "Goodwill" has the meaning set forth in subsection 2.2(g).

         "Holdback Period" has the meaning set forth in subsection 2.4(c).

         "Holdback Shares" has the meaning set forth in subsection 2.4(c).

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         "Initial Shares" has the meaning set forth in subsection 2.4(b).

         "Instrument of Assumption" means the instrument of assumption of liability in the form of Exhibit B attached hereto delivered by Buyer to the Sellers at the Closing assuming the Assumed Liabilities.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Lease" has the meaning set forth in subsection 6.12(f).

         "LEC Processing Fees" has the meaning set forth in Section 2.12.

         "Legal  Action"  means  any  legal,   regulatory,   administrative   or
arbitrative action, suit, claim, investigation or proceeding.

         "Market Price" has the meaning set forth in Section 5.6.

         "Miscellaneous Personal Property" has the meaning set forth in subsection 2.2(j).

         "Monthly Net Margin Reports" means the unaudited net margin reports of the Sellers for the calendar months commencing October 1994 through and including August 1996, which reports (i) set forth, among other things, the coin and non-coin revenue generated and operating expenses incurred with respect to the Acquired Phones and the Business as it relates thereto during each such calendar month; (ii) were provided by the Sellers to Buyer for due diligence purposes; and (iii) were reviewed by Buyer in such capacity and relied upon by Buyer in negotiating and entering into this Agreement.

         "NASDAQ Clearance Period" has the meaning set forth in subsection
2.7(b).

         "New Jersey Payphone Rules" has the meaning set forth in subsection 2.10(c)(ii).

         "New Jersey Bulk Transfer Tax Liability" has the meaning set forth in subsection 2.9(a).

         "New York Bulk Transfer Tax Liability" has the meaning set forth in subsection 2.9(a).


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         "New York City Payphone Rules" has the meaning set forth in subsection 2.10(c)(i).

         "NJ Tax Commission" has the meaning set forth in subsection 2.9(b).

         "Non-Competition and Non-Hire Agreements" means the agreements in the form of Exhibits F-1 and F-2 attached hereto delivered to Buyer at the Closing, containing certain restrictive covenants granted, respectively, by each of the Sellers, and by Mark B. Arbeit, a director of Coastal and Garden State and a primary officer of each of Coastal, Garden State and Bektel ("Arbeit"), for the benefit of Buyer.

         "Noncompliance Adjustment" has the meaning set forth in subsection 2.10(f).

         "Noncompliance Phone" has the meaning set forth in subsection 2.10(f).

         "Notice of Sale" has the meaning set forth in subsection 2.9(b).

         "NY Tax Commission" has the meaning set forth in subsection 2.9(b).

         "PA Tax Commission" has the meaning set forth in subsection 2.9(b).

         "Pennsylvania Bulk Transfer Tax Liability" has the meaning set forth in subsection 2.9(a).

         "Pennsylvania Payphone Rules" has the meaning set forth in subsection 2.10(c)(ii).

         "Preclosing Operating Expenses" has the meaning set forth in
Section 2.11.

         "Purchase Price" has the meaning set forth in Section 2.4.

         "Purchase Price Adjustment" has the meaning set forth in subsection 2.8(c).

         "Responsive Notice" has the meaning set forth in subsection 2.9(c).


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



         "Route 34" has the meaning set forth in subsection 2.3(f).

         "Sales Tax Liability" has the meaning set forth in Section 2.14.

         "Second Put" has the meaning set forth in Section 5.6.

         "Service Agreements" has the meaning set forth in subsection 2.2(c).

         "Settlement Notice" has the meaning set forth in subsection 2.10(f).

         "Shares" has the meaning set forth in subsection 2.7(a).

         "Software" has the meaning set forth in subsection 2.2(f).

         "Software Licenses" has the meaning set forth in subsection 2.2(f).

         "Tax" or "Taxes" means all federal, state or local income, gross receipts, sales, use, employment, franchise, profits, property, excise or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Third Put" has the meaning set forth in Section 5.6.

         "Transferred Employees" has the meaning set forth in Section 7.1.

         "Unaudited Financial Statements" has the meaning set forth in subsection 3.4(b).

                                    ARTICLE 2
                                   THE CLOSING

         2.1 Time and Place of Closing. The closing (the "Closing") shall take place at the offices of Coastal located at 1675 Route 34, Farmingdale, New Jersey, at or about 10:00 AM, local time, on Friday, November 15, 1996; provided, however, that if Buyer and AMNEX shall not have received the proceeds of the Financing by such date, then at the election of the Sellers, the Closing shall occur on such later date as the parties hereto shall mutually agree, but in no event later than

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December 16, 1996.  At the time of the  Closing,  which for all purposes  hereof shall be deemed to have occurred at 12:01 AM, the conditions to the parties respective obligations to close hereunder shall have been fully satisfied or waived. Such time and the actual date on which the Closing hereunder shall occur is herein called the "Closing Date".

         2.2 Purchase and Sale of the Acquired Assets. Subject to the terms and conditions hereof, at the Closing, the Sellers agree to sell to Buyer and Buyer agrees to purchase from the Sellers, free and clear of all liens, charges, security interests and other encumbrances described in Section 3.8, pursuant to a Bill of Sale, and for the consideration set forth in Section 2.4, the following tangible and intangible assets and personal property owned by the Sellers and used in connection with the conduct of the Business, wherever located (collectively, the "Acquired Assets"):

         (a) all right, title and interest of the Sellers in and to the four thousand one hundred fifty (4150) pay telephones wholly (100%) owned by them which bear the identification numbers and are installed at the locations set forth on Section 2.2(a) of the Disclosure Schedule (such 4150 telephones being hereinafter collectively referred to as the "Acquired Phones"), together with the telephone booths, enclosures, stations, pedestals, apparatus, fixtures, circuit boards, coin banks and any other equipment physically connected to or installed in or with the Acquired Phones (the Acquired Phones and such equipment being hereinafter collectively referred to as the "Equipment");

         (b) all right, title and interest of the Sellers in, to and under all telephone location lease or placement or similar agreements, commitments, arrangements and understandings, both oral and written, express and implied, associated with the Acquired Phones, in which any Seller has been granted, among other things, the exclusive (or non-exclusive, as the case may be) right to install and maintain the Acquired Phones at the locations set forth on Section 2.2(a) of the Disclosure Schedule (collectively, the "Contracts");

         (c) all right, title and interest of the Sellers in, to and under all maintenance, service and warranty agreements associated with the Equipment, Software, Acquired Machinery, Acquired Vehicles, or any item constituting Acquired Inventory or Miscellaneous Personal Property, including but not limited to (i) all remaining and transferable warranties associated with any circuit boards, management information systems, software and programs installed in or utilized in connection

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with  the  Equipment  and the  Business  as it  relates  thereto;  and  (ii) all maintenance, service and warranty agreements listed on Section 2.2(c) of the Disclosure Schedule (all of the foregoing maintenance, service and warranty
agreements  being   hereinafter   collectively   referred  to  as  the  "Service
Agreements");

         (d) all books and records, including electronic or computerized records and any documentation derived therefrom which relates to the Business and the Equipment, including without limitation, service records, quality control information, sales and marketing information, customer lists and information, personnel records for those employees of the Sellers who are becoming Transferred Employees, usage and traffic reports, call data summaries, and any books and records relating to or containing information concerning any coin, commission, surcharge or other revenue generated by the Acquired Phones, commissions payable to site or property owners or lessees in connection therewith, and any other relevant financial data;

         (e) all supplies, spare parts, miscellaneous equipment and other items of inventory (wherever the same may be located) which relate to the Business and are on hand on the Closing Date, including but not limited to those listed on
Section 2.2(e) of the Disclosure Schedule (collectively, the "Acquired Inventory");

         (f) all software, programs and management information systems installed in or utilized in connection with the Acquired Phones and the Business as it relates thereto, including but not limited to the system used by the Sellers to poll and convert data derived from the Acquired Phones (collectively, the "Software"), together with all licenses and rights of use granted to the Sellers with respect thereto (collectively, the "Software Licenses");

         (g) the corporate names and logos (if any) of Coastal and Garden State, together with all goodwill associated with or otherwise accruing to the Sellers with respect to such names, logos, the Contracts and the Business as it relates thereto (subject to the provisions of subsection 6.12(a)) (the "Goodwill");

         (h) all right, title and interest of the Sellers in and to all coin counting, sorting and scanning machines owned by them, including but not limited to those listed on Section 2.2(h) of the Disclosure Schedule (collectively, the "Acquired Machinery");

         (i) all right, title and interest of the Sellers (a) in and to those certain motor vehicles owned by them (together with any loan agreements relating thereto, to the extent the same are transferable) which are listed on Section 2.2(i)(a) of the Disclosure Schedule (collectively, the "Acquired Vehicles"); and (b) in, to and under those certain motor vehicle lease agreements, a detailed listing of which (identifying vehicles covered, name of the leasing company, amount of monthly lease payment, and expiration date for each lease agreement) is set forth on Section 2.2(i)(b) of the Disclosure Schedule (collectively, the "Acquired Vehicle Leases");

         (j) all right, title and interest of the Sellers in and to all office furniture, computer and office equipment, office telephone and security systems, office fixtures and installations, and all telephone installation and repair tools which are owned by them, including but not limited to those listed on
Section 2.2(j) of the Disclosure Schedule (collectively, the "Miscellaneous Personal Property");

         (k) all registries, applications, permits, franchises, licenses, authorizations and approvals submitted or filed by any Seller to or with any governmental or regulatory authority, or issued or granted by any such authority to any Seller, in connection with operation of the Equipment and the Business as it relates thereto (collectively, "Authorizations"), including but not limited to those Authorizations involving local New Jersey or Pennsylvania authorities, the New York City Commissioner and the New York City Payphone Rules (as such terms are hereinafter defined);

         (l) all right, title and interest of the Sellers in, to and under that certain agreement dated as of October 15, 1991 between Coin Phone Distributors, Inc. ("Coin Phone") and Cleartel Communications, Inc. ("Cleartel"), as amended by that certain Settlement Agreement and Mutual Release dated as of January 5, 1994 among Coin Phone, Cleartel, Dingo Holding, Ltd., Martin A. Milano and Thomas Pecora, and that certain Settlement Agreement and General Release dated June 5, 1995 among Coastal, Cleartel, Forttel, Inc. ("Forttel") and National Telecom USA, Inc., each an affiliate of Coastal, Garden State and Bektel (collectively, the "Cleartel Contract"), which contract was assigned by Coin Phone to Forttel and assumed by Forttel in connection with its acquisition of Coin Phones' assets, and in turn assigned by Forttel to Coastal, and pursuant to which contract, among other things, Coastal receives compensation in respect of 0+/0- calls routed to Cleartel and originating from the four hundred sixty five
(465) Acquired Phones whose
identification numbers and installation sites are listed on Section
2.2(l) of the Disclosure Schedule (collectively, the "Cleartel Phones");
and

         (m) all right, title and interest of the Sellers in and to all other tangible and intangible assets or personal property of the Sellers used in connection with the conduct of the Business and not otherwise enumerated in
Section 2.2 hereof (excepting those which are specifically identified as Excluded Assets in Section 2.3 hereof).

         2.3 Excluded Assets. It is expressly understood and agreed that the following (collectively, the "Excluded Assets") are specifically excepted from the Acquired Assets being transferred to Buyer pursuant to the terms and conditions hereof:

         (a) all right, title and interest of the Sellers in and to the thirty five (35) other pay telephones partially (less than 100%) owned or leased by the Sellers which bear the identification numbers and are installed at the locations set forth on Section 2.3(a) of the Disclosure Schedule (such 35 telephones being hereinafter collectively referred to as the "Excluded Phones"), together with the telephone booths, enclosures, stations, pedestals, apparatus, fixtures, circuit boards, coin banks and any other equipment physically connected thereto or installed therewith, and all telephone location lease or placement agreements associated with the Excluded Phones in which any Seller has been granted any telephone installation and/or maintenance rights (collectively, the "Excluded Contracts");

         (b) all right, title and interest of the Sellers in and to all local telephone company deposits and other prepaid expenses, credits and deferred charges pertaining to the Acquired Phones and the Business as it relates thereto and which are created in the ordinary course of the Business before the Closing Date, including any NYNEX Corp., New York Telephone, Bell Atlantic Corp., New Jersey Bell, Diamond State or Bell of Pennsylvania basic service charges paid by any Seller before the Closing Date (it being understood and agreed that each Seller shall look solely to such third parties for reimbursement of such amounts or application of them as a credit against monies due and owing from each Seller to such third parties, and that Buyer and AMNEX shall have no responsibility or liability whatsoever in the matter);

         (c) all cash and cash equivalents generated by or arising out of the Acquired Phones and the Business as it relates thereto before the

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



Closing Date, including but not limited to all cash in bank accounts, petty cash, and cash in the coin banks of the Acquired Phones before the Closing Date (subject to the provisions of subsection 2.13 hereof);

         (d) all accounts receivable and notes receivable generated by or arising out of the Acquired Phones and the Business as it relates thereto before the Closing Date, including but not limited to all commissions and dial-around compensation earned by and due and owing to any Seller in respect of 0+/0- or 1+ calls made or dialed around from the Acquired Phones before the Closing Date;

         (e) all contracts, agreements, commitments, arrangements and understandings, both oral and written, other than the Cleartel Contract, pursuant to which, among other things, (i) any Seller has engaged or appointed a third party to provide operator or other telecommunications services for it or its phones; and/or (ii) any Seller earns or receives commissions or dial-around compensation in respect of 0+/0- or 1+ calls made or dialed around from its phones;

         (f) all right, title and interest of the Sellers in, to and under all real property leases, if any, existing between any of them, as Lessee, and 1675 Route 34 LLC, a New Jersey limited liability company and affiliate of the Sellers ("Route 34"), as Lessor, with regard to the building owned by Route 34 and located at 1675 Highway 34, Farmingdale New Jersey (the "Business Headquarters");

         (g) all motor vehicles owned by the Sellers (together with any loan agreements relating thereto) that are not specifically listed on Section
2.2(i)(a) of the Disclosure Schedule (collectively, the "Excluded Vehicles"), and all motor vehicle lease agreements to which any Seller is party that are not specifically listed on Section 2.2(i)(b) of the Disclosure Schedule (collectively, the "Excluded Vehicle Leases");

         (h) the corporate name and logo (if any) of Bektel (subject to the provisions of subsection 6.12(a)).

         2.4 Purchase Price and Payment. In consideration of the transfer to Buyer of the Acquired Assets at the Closing, and subject to the terms and conditions hereof, Buyer shall purchase the Acquired Assets for an aggregate consideration of Ten Million Dollars ($10,000,000) (the "Purchase Price"). The Purchase Price shall be paid to the Sellers in the following manner:

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         (a) Two Million  Five  Hundred  Thousand  Dollars  ($2,500,000)  of the
Purchase Price shall be paid in cash on the Funding Date by wire transfer of immediately available funds to a depository or depositories designated by the Sellers. For purposes hereof, the "Funding Date" shall mean the date of receipt by AMNEX and Buyer of the proceeds of the financing initiated by them in
connection  with  and   anticipation   of   consummation  of  the   transactions
contemplated hereby (the "Financing"). AMNEX and Buyer anticipate that the Funding Date shall occur on or before December 16, 1996.

         (b) Seven Million Dollars ($7,000,000) of the Purchase Price shall be paid in stock by the issuance and delivery to the Sellers or their designees at the Closing, or on the first business day following expiration of the NASDAQ Clearance Period (whichever date occurs last), of 2,153,846 shares of the Common Stock of AMNEX, $.001 par value per share (the "AMNEX Common Stock"). For purposes of this Agreement, such 2,153,846 shares shall hereinafter be referred to collectively as the "Initial Shares".

         (c) Subject to the provisions of Section 2.8 hereof, an additional 153,846 shares of the AMNEX Common Stock, representing Five Hundred Thousand Dollars ($500,000) or five percent (5%) of the Purchase Price, shall be held back by Buyer and AMNEX for a period of one hundred twenty (120) days following the Closing Date (the "Holdback Period"), with issuance and delivery of all or the applicable portion of such shares, if any, to be made to the Sellers or their designees on the first business day following expiration of the Holdback Period (such business day being hereinafter referred to as the "Final Payment Date"). For purposes of this Agreement, such 153,846 shares shall hereinafter be referred to collectively as the "Holdback Shares". It is expressly understood and agreed that all Holdback Shares shall remain the property of AMNEX until the applicable portion thereof are in fact issued and delivered to the Sellers or their designees on the Final Payment Date. No Holdback Shares shall become a Seller's property unless and until such Seller shall be in actual possession thereof. Accordingly, in no event shall the Holdback Shares be subject to a constructive trust for any Seller's benefit, or otherwise be deemed to be any Seller's property.

         2.5 Additional Consideration. In consideration of the restrictive covenants granted by each Seller and Arbeit pursuant to the Non-
Competition and Non-Hire Agreements delivered to Buyer at the Closing, and in payment of the broker's fee described in subsection 6.12(i) hereof, Buyer shall pay additional aggregate consideration of Two Million Dollars (2,000,000) ("Additional Consideration"). The Additional Consideration shall be paid as follows:

         (a) One Million Five Hundred Thousand Dollars ($1,500,000) of the Additional Consideration shall be paid in cash on the Funding Date by wire transfer of immediately available funds to a depository or depositories designated by the Sellers.

         (b) Five Hundred Thousand Dollars ($500,000) of the Additional Consideration shall be paid in stock by the issuance and delivery of an additional 153,846 shares of the AMNEX Common Stock to the Sellers or their designees at the Closing, or on the first business day following expiration of the NASDAQ Clearance Period (whichever date occurs last). For purposes of this Agreement, such 153,846 shares shall hereinafter be referred to collectively as the "Additional Initial Shares".

         2.6 Contingent Consideration. Notwithstanding anything to the contrary contained herein, in the event that AMNEX and Buyer shall not have received the proceeds of the Financing by December 16, 1996 (the "Outside Date"), then in lieu of tendering $2,500,000 of the Purchase Price and $1,500,000 of the Additional Consideration in cash, as provided in subsections 2.4(a) and 2.5(a) hereof, respectively, AMNEX shall, on the Outside Date, or on the first business day following expiration of the NASDAQ Clearance Period (whichever date occurs last), issue and deliver to the Sellers or their designees, 1,230,769 shares of the AMNEX Common Stock in replacement thereof (collectively, the "Replacement Shares"), together with an additional 615,385 shares of the AMNEX Common Stock (collectively, the "Premium Shares"). For purposes of this Agreement, the Replacement Shares and the Premium Shares shall hereinafter be referred to collectively as the "Contingent Shares".

         2.7  Acknowledgements and Agreements Concerning AMNEX Common Stock.

         (a) It is understood and agreed that the Initial Shares, the Holdback Shares, the Additional Initial Shares and the Contingent Shares to be issued and delivered in accordance with the terms hereof (collectively, the "Shares") shall not be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "1933 Act"). Each Seller, for it or himself, and on behalf of its or his designees, if any, acknowledges that the Shares are not being registered under the 1933 Act due to AMNEX's reliance upon Section 4(2) thereof, which section provides an exemption from registration for certain transactions by an issuer not involving any public offering. Each Seller, for it or himself, and on behalf of its or his designees, if any, further acknowledges that AMNEX's reliance thereon is predicated on their representations and warranties contained in
Section 3.14 hereof. Accordingly, each Seller understands and will ensure that its and his designees, if any, will understand, that the Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration exists, and that the stock certificate(s) evidencing ownership of the Shares which they receive shall bear the following restrictive legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated, or otherwise transferred or disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for AMNEX that registration is not required under such Act."

         (b) Notwithstanding anything to the contrary contained herein, AMNEX shall not be obligated to deliver any of the Shares until prior written notice of their issuance in compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") shall have been given to NASDAQ and the National Association of Securities Dealers, Inc. and the applicable pre-issuance notification period therefor (the "NASDAQ Clearance Period") shall have expired. AMNEX agrees to cause such written notice to be given to NASDAQ and the National Association of Securities Dealers, Inc. on the first business day following the Execution Date (or, in the case of the Contingent Shares, the first business day following the earlier of the Outside Date or the date upon which AMNEX becomes reasonably aware that issuance of the Contingent Shares shall be necessary).

         (c) Each Seller agrees (i) to cause its or his designees, if any, to execute letters containing acknowledgments, agreements and representations concerning the Shares which are identical to the acknowledgments, agreements and representations made by it or him in subsection 2.7(a) and Section 3.14 of this Agreement, respectively (collectively, the "Designee Letters"); and (ii) to deliver all such Designee Letters to AMNEX at the Closing. The execution and delivery to AMNEX of a Designee Letter for each such designee, if any, shall be a condition precedent to AMNEX's obligation to deliver a stock certificate issued in the name of such designee. Accordingly, notwithstanding anything to the contrary contained herein, AMNEX shall not be obligated to deliver any certificate evidencing ownership of any Shares by any designee of a Seller, unless and until AMNEX shall be in receipt of a Designee Letter with respect thereto.

         (d) Each holder of the Shares shall be entitled to receive piggyback registration rights with respect to the Shares held by them in accordance with the provisions of Article 5 hereof. Only Sellers (not Seller's designees) shall be entitled to receive puts with respect to the Shares held by them in accordance with the provisions of Article 5 hereof.

         (e) AMNEX warrants that upon issuance, the Shares shall be validly issued, fully paid and nonassessable, subject to the provisions of Section 630 of the Business Corporation Law of the State of New York, if applicable.

         2.8 Rationales for Holdback; Purchase Price Adjustments. (a) The Holdback Shares are being held back by AMNEX in order to ensure and secure the due performance by the Sellers of their obligations under this Agreement, which obligations include but are not limited to the following: (i) their duty to bring all noncomplying Acquired Phones and Equipment into compliance with the Conditions of Sale set forth in Section 2.10 hereof (for example, upgrading of existing Ernest boards to state of the art quality), except to the extent that Buyer shall elect to perform any such obligation on behalf of the Sellers, in which case the cost and expense experienced by Buyer in undertaking and complying with such obligation shall be chargeable to and reimbursable from the Holdback Shares; (ii) their duty to have timely paid or to hereafter timely pay, all fees, charges, expenses, bills, debts and obligations arising from the operation of the Business before the Closing Date, including but not limited to any bills for operating expenses associated with the Acquired Phones and the Business as it relates thereto, which bills are received after the Closing Date, but which relate to periods occurring before the Closing Date, in accordance with Section 2.11 hereof; (iii) their duty to timely pay all fees and charges of NYNEX Corp., New York Telephone, Bell Atlantic Corp., New Jersey Bell, Diamond

State and Bell of Pennsylvania (except for any required LEC Processing Fee), relating to the transfer of the phone lines associated with the Acquired Phones to Buyer, in accordance with the provisions of Section 2.12 hereof; (iv) their duty to pay all indemnification monies reasonably determined by Buyer or AMNEX to be due and owing to either of them, in accordance with the terms of this Agreement; and (v) their duty to have timely paid or to hereafter timely pay the New York Bulk Transfer Tax Liability, the New Jersey Bulk Transfer Tax Liability and the Pennsylvania Bulk Transfer Tax Liability, in each case in accordance with the provisions of Section 2.8 hereof.

         (b) It is understood and agreed that the purpose of the Holdback Shares is to provide a source of funds from which Buyer and/or AMNEX may draw or otherwise obtain monies due and owing to either of them in respect of an indemnity made by any Seller for the benefit of Buyer or AMNEX herein or in connection herewith (an "Indemnity Adjustment"), or a Purchase Price Adjustment (as such term is hereinafter defined). Accordingly, Buyer and/or AMNEX may, in their reasonable sole discretion, and in accordance with the provisions set forth in subsection 2.8(d) below, satisfy any such Indemnity Adjustment or Purchase Price Adjustment through a reduction of the number of Holdback Shares.

         (c) For purposes of this Agreement, a "Purchase Price Adjustment" shall be a post-closing adjustment to the Purchase Price resulting from (i) a default or failure on the part of any Seller in performance of its obligations hereunder (subject to the applicable cure provisions hereof, if any); (ii) a breach by any Seller of any representation, warranty, covenant or agreement made by it herein or in any agreement or instrument executed in connection herewith (subject to the applicable cure provisions hereof and thereof, if any); and/or (iii) Buyer and/or AMNEX having experienced costs and expenses as a result of undertaking any Seller's obligation as summarized above and effecting compliance therewith. It is understood and agreed that Buyer or AMNEX shall have the right in their reasonable sole discretion, and in accordance with the provisions set forth in subsection 2.8(d) below, to effect a Purchase Price Adjustment by reduction of the number of Holdback Shares. Should there be no Holdback Shares, or should the number thereof remaining available for reduction be insufficient to satisfy such Purchase Price Adjustment, then the balance of the Purchase Price Adjustment shall be satisfied by offset against the Available Cash Flow, and thereafter, by the indemnities given by the Sellers (including King in his individual capacity), as provided in Article 9 hereof. The dollar amount of each Purchase Price Adjustment to be made, if any, shall be determined in accordance with the provisions hereinafter set forth.

         (d) (i) Within ten (10) days after having made a determination that a Purchase Price Adjustment or Indemnity Adjustment is required, but in no event later than the Final Payment Date, AMNEX or Buyer shall give written notice thereof to any Seller (a "Holdback Notice"). In the case of a Purchase Price Adjustment, the Sellers shall have forty five (45) days from the date of receipt of a Holdback Notice therefor (the "Purchase Price Adjustment Payment Period") to satisfy the amount set forth therein, and in the case of an Indemnity Adjustment, the Sellers shall have thirty (30) days from the date of receipt of a Holdback Notice therefor (the "Indemnity Adjustment Payment Period") to satisfy the amount set forth therein. It is understood and agreed that the Sellers shall have the full Purchase Price Adjustment Payment Period or Indemnity Adjustment Payment Period (as the case may be) to satisfy the amount set forth in a Holdback Notice, notwithstanding the occurrence of the Final Payment Date prior to the expiration of such periods. With regard to any Holdback Notice that remains outstanding and unsatisfied after the Final Payment Date (an "Outstanding Holdback Notice"), that number of Holdback Shares as shall be sufficient to satisfy the amount set forth in such Outstanding Holdback Notice shall, notwithstanding anything to the contrary contained herein, continue to be held back after the Final Payment Date, until such time as the amount set forth in such Outstanding Holdback Notice is satisfied in the manner provided in subsection 2.8(d)(ii) or 2.8(d)(iii) hereof.

                  (ii) Any Seller shall have the right to satisfy the amount of a Purchase Price Adjustment or Indemnity Adjustment (as the case may be) set forth in a Holdback Notice, by either (x) remitting the amount thereof to AMNEX or Buyer in cash; or (y) requesting that AMNEX use its best efforts to find a buyer for a sufficient number of Holdback Shares to satisfy the amount thereof. In order to effectuate item (y) immediately above, such Seller must serve written notice thereof (a "Notice to Sell") on AMNEX within five (5) business days after its receipt of a Holdback Notice therefor. Upon receipt of a Notice to Sell, AMNEX shall be obligated to use its best efforts to find a buyer for a sufficient number of Holdback Shares to satisfy the amount thereof. Such Seller may revoke its Notice to Sell by sending written notice thereof to AMNEX; provided, however, that such revocation shall not be effective unless AMNEX receives such notice of revocation before it finds a buyer for such Holdback Shares. The proceeds of any sale of such Holdback Shares shall be applied to satisfy the amount of the Purchase Price Adjustment or Indemnity Adjustment (as the case may be) set forth in such Holdback Notice.

                  (iii) In the event that a Purchase Price Adjustment or Indemnity Adjustment (as the case may be) set forth in a Holdback Notice shall not have been satisfied prior to the expiration of the relevant Purchase Price Adjustment Payment Period or Indemnity Adjustment Payment Period, as indicated in such Holdback Notice, then AMNEX shall be entitled, at any time after expiration of such period, to reduce the number of Holdback Shares by an amount equivalent to the Purchase Price Adjustment or Indemnity Adjustment (as the case may be) set forth in such Holdback Notice, divided by Three Dollars ($3.00). The parties hereto mutually agree that $3.00 per share represents a fair and equitable valuation for the Holdback Shares for the purposes of this subsection 2.8(d).

         2.9 State and City Tax Liabilities. (a) The Sellers agree, collectively and severally, to assume sole responsibility and liability for the timely payment of all (i) New York state and local sales, use and other Taxes, if any, arising from the operation of the Business or any acquisitions consummated by a Seller before the Closing Date (or otherwise accrued as of the Closing Date), the liability for which may be imposed upon Buyer in the absence of the Sellers' payment and satisfaction in full of such taxes, and the relevant taxing authority's claim for which is protected by a first priority right and statutory lien against the consideration being paid for the transfer in bulk of Sellers' business assets to Buyer (the "New York Bulk Transfer Tax Liability"); (ii) New Jersey state and local sales, use and other Taxes, if any, arising from the operation of the Business or any acquisitions consummated by a Seller before the Closing Date (or otherwise accrued as of the Closing Date), the liability for which may be imposed upon Buyer in the absence of the Sellers' payment and satisfaction in full of such taxes, and the relevant taxing authority's claim for which is protected by a first priority right and statutory lien against the consideration being paid for the transfer in bulk of Sellers' business assets to Buyer (the "New Jersey Bulk Transfer Tax Liability"); and (iii) all Pennsylvania state and local sales, use and other Taxes, if any, arising from the operation of the Business or any acquisitions consummated by a Seller before the Closing Date (or otherwise accrued as of the Closing Date), the liability for which may be imposed upon Buyer in the absence of the Sellers' payment and satisfaction in full of such taxes, and the relevant taxing authority's claim for which is protected by a first priority right and statutory lien against the consideration being paid for the transfer in bulk of Sellers' business assets to Buyer (the "Pennsylvania Bulk Transfer Tax Liability").

         (b) Without limiting the generality of the foregoing, each Seller agrees to timely pay and fully satisfy all taxes determined by the Department of Taxation and Finance of the State of New York, the Division of Taxation of the State of New Jersey, and the Pennsylvania Department of Revenue (respectively, the "NY Tax Commission", the "NJ Tax Commission", and the "PA Tax Commission") to be due and owing from it or him and any other Seller to the States of New
York, New Jersey and Pennsylvania. In compliance with Section 1141(c) of the N.Y. Tax Law, the Sales and Use Tax Act and the Business Personal Property Tax Act of the State of New Jersey (specifically, N.J.S.A. Section 54:32B-22),
Section 240 of the Pennsylvania Tax Reform Code of 1971, as amended, and Section 1403 of the Laws of Pennsylvania, the Fiscal Code, Buyer shall provide each of the NY Tax Commission, the NJ Tax Commission, and the PA Tax Commission with prior notice, by registered mail, of the proposed sale by the Sellers to Buyer of the Acquired Assets, and the price, terms and conditions of such sale (a "Notice of Sale"). In the case of the PA Tax Commission, Buyer shall also require that the Sellers present a certificate from such taxing authority, showing that all Pennsylvania tax reports have been filed, and all Pennsylvania state taxes paid to, and including the Closing Date.

         (c) In the event that Buyer and/or any Seller receives a notice from the NY Tax Commission, the NJ Tax Commission and/or the PA Tax Commission in response to the Notice of Sale (a "Responsive Notice"), which Responsive Notice sets forth a claim for tax monies due and owing from any Seller to the States of New York, New Jersey and/or Pennsylvania, the Sellers shall pay, collectively or severally, all such monies to such states within thirty (30) days of Buyer's and/or any Seller's receipt of such Responsive Notice, or by the due date specified in such Responsive Notice (whichever occurs first). In the event that the Sellers fail to timely and fully pay such monies to such states, then Buyer or AMNEX may elect to pay such monies on their behalf, in which case Buyer or AMNEX shall be entitled to receive a Purchase Price Adjustment equivalent to the amount of such tax monies paid by them, and, subject to the provisions set forth in subsection 2.8(d) hereof, the number of Holdback Shares shall be reduced accordingly. Should there be no Holdback Shares, or should the number thereof remaining available for reduction be insufficient to satisfy such Purchase Price Adjustment, then the balance of the Purchase Price Adjustment shall be satisfied by offset against the Available Cash Flow, and thereafter, by the indemnities given by the Sellers (including King in his individual capacity), as provided in Article 9 hereof.

         (d) Notwithstanding the foregoing, if any Seller has in good faith protested the amount of any unpaid tax liability to the States of New York, New Jersey and/or Pennsylvania as set forth in a Responsive Notice, and notified Buyer in writing of such protest (which notice must be accompanied by such Seller's correspondence and any backup materials provided to the NY Tax Commission, the NJ Tax Commission, and the PA Tax Commission), and Buyer receives such notice prior to issuing any payments to the NY Tax Commission, the NJ Tax Commission and the PA Tax Commission, then Buyer shall refrain from making such payment during the Holdback Period and for so long thereafter as such Seller reasonably requires; provided, however, that (i) such Seller diligently prosecutes such protest and keeps Buyer fully informed as to the progress thereof; (ii) Buyer experiences no liability whatsoever as a result thereof; (iii) none of the NY Tax Commission, the NJ Tax Commission or the PA Tax Commission, attempts to collect any monies from Buyer towards such Seller's unpaid tax liability (or otherwise unreasonably interferes with Buyer's operation of the Business); and (iv) an amount of Holdback Shares sufficient to satisfy such unpaid tax liability (including any interest and penalties thereon) continues to be held back by Buyer and AMNEX after the Holdback Period expires and until such time as such liability is fully paid and satisfied, or determined by the relevant taxing authorities to be fully paid and satisfied, and a release in form and substance reasonably acceptable to Buyer and AMNEX is issued by the relevant taxing authorities evidencing such payment and satisfaction.

         (e) Notwithstanding anything to the contrary contained herein, Buyer shall have the right to pay all or any portion of the unpaid New York Bulk Transfer Tax Liability and New Jersey Bulk Transfer Tax Liability and Pennsylvania Bulk Transfer Tax Liability (and to set off the amounts so paid from the Holdback Shares and the Available Cash Flow, as provided herein) on the first anniversary of the Closing Date, whether or not any Seller's protest with regard thereto shall have been resolved.

         (f) In the event that the NJ Tax Commission and/or the PA Tax Commission shall fail to provide a Responsive Notice identifying the New Jersey Bulk Transfer Tax Liability and/or the PA Bulk Transfer Tax Liability before the end of the Holdback Period, then an amount of Holdback Shares sufficient to satisfy such unpaid tax liability

(including any interest and penalties thereon) as shall be mutually determined by the parties' respective accountants in good faith, but in no event more than 100,000 Shares, shall continue to be held back by Buyer and AMNEX after the Holdback Period expires and until such time as such liability is fully paid and satisfied, or determined by the relevant taxing authorities to be fully paid and satisfied, and a release in form and substance reasonably acceptable to Buyer and AMNEX is issued by the relevant taxing authorities evidencing such payment and satisfaction; provided, however, that in no event shall such number of Shares be held back for a period of more than one (1) year and one (1) day from the Closing Date.

         (g) The Sellers agree, collectively and severally, to indemnify and hold harmless Buyer and AMNEX from and against any and all loss, cost, expense (including reasonable attorneys' fees), debt, liability, claim or damage which Buyer or AMNEX may suffer or incur as a result of a breach by any Seller of the provisions of this Section 2.9.

         2.10 Conditions of Sale. It is expressly understood and agreed that, except as otherwise provided herein, upon Closing, the Equipment must meet each of the following specifications (collectively, the "Conditions of Sale"), unless Buyer waives in writing any of such Conditions of Sale:

         (a) Except as otherwise provided herein, all Equipment must be state of the art and include (i) Elcotel #5 boards or Protel or Intellical boards of equivalent quality, or Ernest boards that have been upgraded to state of the art quality at the sole cost and expense of the Sellers; (ii) Palco, Western, Calstar, Tydell, Quadrum or equivalent cases; (iii) an enclosure for each Acquired Phone; (iv) a pedestal for each Acquired Phone that is not mounted to the outside of a building or a wall inside a building; (v) a coin bank (complete with top) for each Acquired Phone (exclusive of any which are included in the Acquired Inventory); and (vi) otherwise be in reasonably good working order.

         (b) All Equipment must be capable of accommodating all current and known future requirements of the North American Numbering Plan.

         (c) (i) All Equipment located in New York City must be in full compliance with the New York City Charter, Local Law Number 68 for the Year 1995, and subchapters 1, 2, 3 and 4 of Chapter 6 of Title 67 of the Rules of the City of New York relating to permits and other requirements for public pay telephones (collectively, the "New York City Payphone

Rules"), including but not limited to those rules relating to the installation of public pay telephones through a conduit or other opening on a building facade, and the obtaining of written consent therefor. The relevant Sellers must have (A) submitted interim registries for all Acquired Phones installed at New York City sites and activated prior to March 1, 1996, and paid all occupancy fees due and owing thereon current to the Closing Date; (B) made the necessary filings and paid the requisite fees to effectuate and transfer to Buyer all interim registries, permits and franchise applications filed by or granted to them under and pursuant to the New York City Payphone Rules; (C) reasonably cooperated with Buyer in the prosecution of any such registries, interim permits or franchise applications during the ninety (90) day period following the Closing Date; (D) not caused (whether by acting or failing to act or otherwise) the Commissioner of the Department of Information Technology and Telecommunications of the City of New York (the "Commissioner") to deny or revoke his approval of the transfer of such interim registries, permits and franchise applications from them to Buyer; and (E) otherwise complied in all material respects with the terms and provisions of the New York City Payphone Rules.

                  (ii) All Equipment located in cities or municipalities of the States of New Jersey and Pennsylvania having rules, regulations, ordinances or laws governing or otherwise affecting public pay telephones, including but not limited to municipal or local ordinances relating to permits and other requirements for public pay telephones, must be in full compliance with all such rules, regulations, ordinances and laws (collectively and respectively, the "New Jersey Payphone Rules" and the "Pennsylvania Payphone Rules"). The relevant Sellers must have (A) obtained all licenses, permits, authorizations and approvals required by the New Jersey Payphone Rules and the Pennsylvania Payphone Rules; (B) paid all license, occupancy and other fees due and owing thereon current to the Closing Date; (C) made the necessary filings and paid the requisite fees to effectuate and transfer to Buyer all such licenses, permits, authorizations and approvals; and (D) otherwise complied in all material respects with the terms and provisions of the New Jersey Payphone Rules and the Pennsylvania Payphone Rules.

         (d) Except for the four hundred twenty (420) Acquired Phones whose identification numbers and locations are set forth on Section 2.10(d) of the Disclosure Schedule (collectively, the "Acquired Phones Without Written Contracts"), the Sellers must have a written contract for each Acquired Phone, which Contract must (i) authorize and empower the relevant Seller to select, or not prohibit or impede in any way such

Seller's right to select, the operator service provider and interexchange carrier for such phones; (ii) have a remaining term of at least one (1) year from and after the Closing Date; (iii) be properly transferred or assigned to Buyer on the Closing Date or promptly thereafter, with consent, if any, required therefor, having been obtained in writing and delivered to Buyer on or promptly after the Closing Date (or the benefits thereof otherwise being made available to Buyer); and (iv) remain in full force and effect for a period of at least ninety (90) days following the Closing Date, with no premature cancellation or early termination of the term thereof or removal of the Acquired Phone(s) associated with such Contract being effected, required or threatened by or due to acts of third parties, including but not limited to the Commissioner or any owner or lessee of the location(s) covered by such Contract, for reasons other than material fault on the part of Buyer.

         (e) All Acquired Phones Without Written Contracts must remain installed for a period of at least ninety (90) days following the Closing Date, with no removal thereof being effected, required or threatened by or due to acts of third parties, including but not limited to the Commissioner or any owner or lessee of the location(s) involved, for reasons other than material fault on the part of Buyer.

         (f) It is expressly understood and agreed that the Sellers are solely responsible and liable for upgrading, modifying or replacing the Acquired Phones and other Equipment and Contracts and taking all other action and paying all costs and expenses as shall be necessary or appropriate to effect compliance with each of the Conditions of Sale as set forth above (including but not limited to the requirement that all Ernest boards be upgraded to state of the art quality). In the event that any failure to comply with the Conditions of Sale as set forth above is not cured to Buyer's reasonable satisfaction before the Final Payment Date (which cure may include but not be limited to the furnishing by any Seller to Buyer of (i) replacement equipment reasonably acceptable to Buyer, with de-installation of the noncomplying equipment and installation of the replacement equipment in its place being effected by such Seller at its sole cost and expense and within thirty days or less of Buyer's request therefor; or (ii) a replacement Contract or site reasonably acceptable to Buyer, with de-installation of the Acquired Phone at issue and re-installation of the same at such new site being effected by such Seller at its sole cost and expense and within thirty days or less of Buyer's request therefor), then Buyer and AMNEX shall be entitled to receive with regard to each such affected

Acquired Phone (a "Noncomplying Phone"), a Purchase Price Adjustment of One Thousand Dollars ($1,000) (the "Noncompliance Adjustment"); provided, however, that Buyer and AMNEX shall not be entitled to receive Noncompliance Adjustments with respect to the first three hundred (300) Noncomplying Phones, it being agreed that Noncompliance Adjustments may be effected only to the extent that there are more than 300 Noncomplying Phones. Buyer agrees to provide the Sellers with a written notice (a "Settlement Notice") on or before the Final Payment Date, identifying all Noncomplying Phones for which Noncompliance Adjustments pursuant to this Section 2.10 shall be made. Notwithstanding anything to the contrary contained herein, the Noncompliance Adjustment shall be AMNEX's and Buyer's sole and exclusive remedy for any Seller's failure to comply with the Conditions of Sale as set forth above.

         (g) It is expressly understood and agreed that the Purchase Price has been calculated based upon a total of four thousand one hundred fifty (4,150) Acquired Phones being sold to and purchased by Buyer at the Closing. Accordingly, before the Closing Date (and preferably on Wednesday, November 13,
1996), a final count of the Acquired Phones shall be taken and mutually agreed upon. If, as a result of such final count, the parties hereto shall mutually determine that the actual number of Acquired Phones to be purchased by Buyer at the Closing shall be more than 4,150, then the Purchase Price shall be increased by $2,891 per Acquired Phone over this amount which Buyer actually purchases. Conversely, in the event that the parties hereto shall mutually determine that the actual number of Acquired Phones to be purchased by Buyer at the Closing shall be less than 4,150, then the Purchase Price shall be decreased by $2,891 per Acquired Phone below this amount which Buyer actually purchases. Settlement of the foregoing shall be made as follows. If Buyer shall be entitled to receive monies pursuant to this subsection 2.10(g), then the amount thereof shall be deducted from the Purchase Price due to the Sellers at the Closing in the same proportion of cash and stock and at the same time and manner as is provided in subsections 2.4(a) and 2.4(b) hereof. If, however, the Sellers shall be entitled to receive monies pursuant to this subsection 2.10(g), then the same shall be remitted to the Sellers in the same proportion of cash and stock and at the same time and manner as is provided in subsection 2.4(a) and 2.4(b) hereof.

         (h) Each Seller represents that, except to the extent of any written waivers signed by Buyer on or before the Closing Date, or any exceptions expressly permitted or provided for in this Agreement, all

Acquired Phones comply with the foregoing Conditions of Sale (subject to the applicable timing and cure provisions thereof).

         (i) The Sellers agree, collectively and severally, to indemnify and hold harmless Buyer and AMNEX from and against any and all loss, cost, expense (including reasonable attorneys' fees), debt, liability, claim or damage which Buyer or AMNEX may suffer or incur as a result of a breach by any Seller of any representation, warranty, or agreement contained in this Section 2.10, subject to the limitations contained in Section 2.10(f) hereof.

         2.11 Treatment of Preclosing Operating Expenses. Each Seller expressly acknowledges and agrees that all fees, charges, expenses, debts and obligations arising from the operation of the Acquired Assets and the Business as it relates thereto before the Closing Date ("Preclosing Operating Expenses") are its sole responsibility. Accordingly, all bills for local telephone company usage and line charges or other operating expenses associated with the Business and the Acquired Phones, whether in Buyer's or any Seller's name, and whether received before, on or after the Closing Date, which bills pertain to operation of the Acquired Phones, any other phones of the Sellers, or the Business before the Closing Date, shall be the sole responsibility of the Sellers. Buyer agrees to promptly forward bills received on or after the Closing Date to the relevant Seller, and the Sellers agree, collectively and severally, to pay all such bills in a timely fashion, and further agree, collectively and severally, to indemnify and hold harmless Buyer and AMNEX from and against any and all loss, cost, expense (including reasonable attorneys' fees), debt, liability, claim or damage which Buyer or AMNEX may suffer or incur resulting from the failure of any Seller to timely or fully pay (or to have timely or fully paid) all such bills and all Preclosing Operating Expenses. To the extent that any Seller fails to timely and fully pay any such bill or Preclosing Operating Expense (or failed to make payment before the Closing Date), Buyer or AMNEX may elect to pay the same on their behalf, in which case Buyer or AMNEX shall be entitled to receive a Purchase Price Adjustment equivalent to the amount of such bill or Preclosing Operating Expense paid by them, and, subject to the provisions set forth in subsection 2.8(d) hereof, the number of Holdback Shares shall be reduced accordingly. Should there be no Holdback Shares, or should the number thereof remaining available for reduction be insufficient to satisfy such Purchase Price Adjustment, then the balance of the Purchase Price Adjustment shall be satisfied by offset against the Available Cash Flow, and thereafter, by the indemnities given by the Sellers (including

King in his individual capacity), as provided in Article 9 hereof. On or before the Final Payment Date, Buyer shall provide the Sellers with a Settlement Notice summarizing any bills which it and AMNEX shall have paid on their behalf before such date pursuant to this Section 2.11.

         2.12 Certain Local Telephone Company Liabilities. On or before the Closing Date, the Sellers shall (a) obtain from each local telephone company at issue (including but not limited to NYNEX Corp., New York Telephone, Bell Atlantic Corp., New Jersey Bell, Diamond State and Bell of Pennsylvania), its authorization and consent to the transfer from the Sellers to Buyer of all phone lines associated with the Acquired Phones; and (b) pay all charges owed or owing to such local telephone companies necessary to effect such transfer, except for any required LEC Processing Fees (as hereinafter provided). In furtherance of the foregoing, the Sellers shall deliver to Buyer at Closing a letter from each such local telephone company, signed by a duly authorized signatory thereof and/or such other evidence as Buyer and AMNEX may reasonably request, confirming the matters set forth in items (a) and (b) immediately above (the "Closing Letters"). The Sellers agree, collectively and severally, to indemnify and hold harmless Buyer and AMNEX from and against any and all loss, cost, expense (including reasonable attorneys' fees), debt, liability, claim or damage which Buyer or AMNEX may suffer or incur as a result of a breach by any Seller of this
Section 2.12. To the extent that any Seller fails to pay any local telephone company transfer charges as described above, then Buyer or AMNEX may elect to pay them on such Seller's behalf, in which case Buyer or AMNEX shall be entitled to receive a Purchase Price Adjustment equivalent to the amount of such charges paid by them, and subject to the provisions set forth in subsection 2.8(d) hereof, the number of Holdback Shares shall be reduced accordingly. Should there be no Holdback Shares, or should the number thereof remaining available for reduction be insufficient to satisfy such Purchase Price Adjustment, then the balance of the Purchase Price Adjustment shall be satisfied by offset against the Available Cash Flow, and thereafter, by the indemnities given by the Sellers (including King in his individual capacity), as provided in Article 9 hereof. On or before the Final Payment Date, Buyer shall provide the Sellers with a Settlement Notice summarizing any charges which it and AMNEX shall have paid on their behalf before such date pursuant to this Section 2.12. Buyer agrees to assume responsibility for the payment of any and all fees imposed by NYNEX Corp., New York Telephone, Bell Atlantic Corp., New Jersey Bell, Diamond State and Bell of Pennsylvania for processing orders to change their records from a Seller's name and address to Buyer's name and address (such fees being collectively referred to herein as "LEC Processing Fees").

         2.13 Allocation of Purchase Price. On or before the Closing Date, the Sellers, AMNEX and Buyer shall mutually agree in writing upon the values or prices to be assigned to the various assets which constitute the Acquired Assets as identified in Section 2.2 hereof and to the Non- Competition and Non-Hire Agreements; provided, however, that it is expressly understood and agreed that
(i) not more than $3,616,000 in stock shall be allocated to Garden State; (ii) not more than $3,084,000 in stock shall be allocated to Bektel; and (iii) no cash whatsoever (only stock) shall be allocated to each of Garden State and Bektel. The Sellers, AMNEX and Buyer agree that such values, prices and allocations have been and will be separately established as a result of good faith bargaining and that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service as is required by Section 1060 of the Internal Revenue Code, they will use such agreed upon values, prices and allocations, and cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.

           2.14 Assumption of Certain Liabilities. After the Closing, Buyer shall pay, perform and discharge (i) any New York, New Jersey or Pennsylvania state or local sales tax which is required by law to be paid by Buyer as a result of purchasing and taking possession of the Acquired Assets (collectively, the "Sales Tax Liability"); (ii) those charges and operating expenses associated with the Acquired Phones and the Business as it relates thereto which are incurred in the ordinary course of business on and after the Closing Date; and
(iii) the liabilities and obligations of the Sellers arising on and after and to be performed on and after the Closing Date under the Cleartel Contract and such Contracts and Service Agreements as are included in the Acquired Assets and in fact assigned to Buyer (or, in the case of consents to assign which have not been properly obtained therefor, where and for so long as the benefits under the Cleartel Contract and such Contracts and Service Agreements are in fact made available to Buyer), other than those liabilities and obligations resulting from a breach by any Seller before the Closing Date of the Cleartel Contracts or any such Contracts or Service Agreements (items (i), (ii) and (iii) above being hereinafter collectively referred to as the "Assumed Liabilities"). The Sellers expressly acknowledge and agree that Buyer does not and shall not assume any liabilities and obligations of any Seller (i) in respect of the Cleartel Contract or any Contract or Service Agreement if the same is neither transferred nor assigned to, or the benefits under which are not otherwise made available to Buyer on and after the Closing Date; (ii) for the payment of any Taxes whatsoever (excepting the Sales Tax Liability); and (iii) other than those expressly defined as Assumed Liabilities in this Section 2.14.

           2.15 Reconciliation of Coin in the Field with Commissions Payable. In order to fully effectuate the prorata allocation of operating expenses contemplated by Section 2.14 above, the parties shall implement the following procedures. On the day or evening before the Closing Date the Sellers shall poll all of the Acquired Phones in order to determine the aggregate amount of coin revenue residing in the coin banks of such phones, and shall deliver to Buyer at the Closing, a computer printout of such data, together with an accounting of all outstanding commissions payable to customers with respect to such phones. By delivering such data printout and accounting, the Sellers shall be deemed thereby to have collectively and severally represented to Buyer and AMNEX that all of the Acquired Phones were polled and that the data concerning the amount of coin residing therein and the accounting of commissions payable delivered therewith were true, complete and correct in all respects. If the amount of coin residing in the Acquired Phones, as reflected in the data printout and accepted by Buyer, exceeds the amount of commissions payable set forth in the accounting and accepted by Buyer, then Buyer shall pay such excess amount to the Sellers. If, however, the amount of such coin is less than the amount of such commissions payable, then the Sellers shall pay such shortfall amount to Buyer. In either case, (a) the monies payable by Buyer or the Sellers shall be paid to the other party on the Closing Date or promptly thereafter; and (b) Buyer shall take responsibility for remittance of all such commissions payable to the customers (provided that, in the instance of a shortfall as noted above, Buyer is in receipt of the Sellers' payment satisfying same). It is understood and agreed that all coin residing in the Acquired Phones as set forth in the computer printout shall be collected by Buyer and used to satisfy the commissions payable obligation described above. It is further understood and agreed that, to the extent that the Sellers fail to timely pay to Buyer the shortfall amount described herein, AMNEX and Buyer shall have the right in their reasonable sole discretion to receive a Purchase Price Adjustment equivalent to the amount of such shortfall, and subject to the provisions set forth in subsection 2.8(d) hereof, the number of Holdback Shares shall be reduced accordingly. Should there be no Holdback Shares, or should the number thereof remaining available for reduction be insufficient to satisfy such

Purchase Price Adjustment, then the balance of the Purchase Price Adjustment shall be satisfied by offset against the Available Cash Flow, and thereafter, by the indemnities given by the Sellers (including King in his individual capacity), as provided in Article 9 hereof.

           2.16 Documents and Other Items to be Delivered at the Closing. At the Closing, (a) the Sellers shall deliver to Buyer the duly executed Bill of Sale, copies of the executed consents of their respective Boards of Directors and shareholders authorizing and approving the sale of the Acquired Assets as contemplated hereby, and the officer's certificates described in subsection 9.2(c) hereof; (b) Buyer shall deliver to the Sellers the duly executed Instrument of Assumption, a copy of the executed consent of its Board of Directors authorizing and approving the purchase of the Acquired Assets as contemplated hereby, and the officer's certificate described in subsection 9.1(c) hereof; and (c) AMNEX shall deliver to the Sellers a copy of the executed consent of its Board of Directors authorizing and approving the issuance of the Shares, the granting of registration rights and puts in connection therewith, and other terms regarding the purchase of the Acquired Assets as contemplated hereby, and the officer's certificate described in subsection 9.1(c) hereof. In addition to the above, at the Closing, the Sellers shall deliver or tender to Buyer (a) all existing keys (both originals and duplicates) for the Acquired Phones, the Acquired Machinery and the Acquired Vehicles; (b) copies of interim registries for all of the Acquired Phones; (c) the Closing Letters; (d) the Designee Letters; and (e) certificates of title for all of the Acquired Vehicles, duly endorsed or otherwise in proper form for transfer.

           2.17  Non-Assignment of Certain Contracts, Rights, Etc.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute or be construed as an assignment by the Sellers to Buyer of any contract, agreement, license or commitment (or of any claim, duty or right arising therefrom), if an attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or otherwise be ineffective to complete the assignment. In the case of contracts and rights, if any, which cannot be effectively transferred to Buyer without the consent of third parties, and which consents have not been obtained and delivered to Buyer on the Closing Date, the Sellers shall use their best efforts to obtain all such consents and deliver them to Buyer promptly thereafter. Any costs or expenses incurred in obtaining such consents shall be borne solely by the Sellers. If any consent for assignment of an agreement is not in fact obtained, then to the extent reasonably possible, the Sellers shall keep the agreement in effect and shall give Buyer the benefit of such agreement to the same extent as if the Sellers had not been excluded from assigning such agreement to Buyer.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller makes the following representations and warranties to Buyer and AMNEX, each of which shall be deemed material, and Buyer and AMNEX, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

           3.1 Organization. Each Seller which is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite power and authority to own all of its properties and assets and carry on the Business as now being conducted. Each Seller which is a corporation has heretofore provided Buyer and AMNEX with a true, complete and correct copy of its Certificate of Incorporation and Bylaws.

           3.2 Authority Relative to this Agreement. Each Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Seller of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary action on the part of each Seller (including board of director and shareholder action, if applicable). This Agreement has been duly and validly executed and delivered by each Seller and constitutes each Seller's valid, binding and enforceable obligation.

         3.3 No Violations. (a) Neither the execution, delivery and performance of this Agreement, the consummation by any Seller of the transactions contemplated hereby, nor compliance by any Seller with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of any Seller; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any Seller or any of the Acquired Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by Buyer; (iii) violate any order, writ, injunction or decree applicable to any Seller or any of the Acquired Assets; or
(iv) to the best of the Sellers' knowledge upon due inquiry, violate any statute, rule, regulation or ordinance applicable to any Seller or any of the Acquired Assets.

         (b) All licenses, permits, governmental and regulatory authorizations and approvals held by the Sellers in respect of the Acquired Assets or the Business are valid and there are no violations thereof, except for such violations as would not have a material adverse effect on the Acquired Assets or the financial condition of the Business as a whole. The Sellers possess all licenses, permits, authorizations and approvals necessary for the conduct of the Business, and all such licenses, permits, authorizations and approvals are in full force and effect and freely transferable. Each Seller has complied in all material respects with all rules, regulations, orders, laws and ordinances applicable to the Acquired Assets and/or the Business (collectively, "Applicable Laws"). Except for any noncompliance which has been cured or otherwise no longer exists or, if not cured, would not have a material adverse effect on the Acquired Assets or the financial condition of the Business as a whole, no Seller has received written notice alleging any noncompliance with any Applicable Law.

           3.4 Financial Information. (a) Attached hereto as Exhibit E are true, complete and correct copies of the Monthly Net Margin Reports of the Sellers, which reports accurately and completely set forth in all material respects the gross coin revenue, the non-coin revenue, the local telephone company expense, the interexchange company expense, the commissions expense, and the resulting net revenue achieved with respect to the Acquired Phones for the periods covered, in each case on a per ANI and per calendar month basis.

          (b) Attached hereto as Exhibit F are true, complete and correct copies of (i) the unaudited Balance Sheets of each Seller as of December 31, 1995 and September 30, 1996; and (ii) the unaudited Income Statements of each Seller for the year ended December 31, 1995, and for the nine (9) months ended September 30, 1996 (such balance sheets and income statements being hereinafter collectively referred to as the "Unaudited Financial Statements"). The Unaudited Financial Statements were prepared in accordance with generally accepted accounting principles for interim financial information in response to the requirements of Article 10 of Regulation S-X, and contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the assets, liabilities and financial position of each Seller with respect to the Business as of such dates and in accordance with each Seller's respective internal financial systems and procedures for the Business consistently applied.

           (c) All other financial information provided by the Sellers before or at the Closing, including but not limited to copies of tax returns, any and all information regarding coin collections, long distance revenues, LEC charges, operator service provider revenues, parts and supplies expenses and commissions, is true, complete and correct in all material respects.

           3.5 Litigation. Except as set forth on Section 3.5 of the Disclosure Schedule, there are no Legal Actions pending or, to the best of any Seller's knowledge, threatened against any Seller, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against any Seller (i) which relate to the Acquired Assets or the Business; or (ii) which seek specifically to prohibit, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

           3.6 Defaults. There is not, with respect to the Cleartel Contract or any Contract or Service Agreement, any existing default, or event of default, or event which with or without due notice or lapse of time or both would constitute a default or event of default, on the part of any Seller or, to the best of any Seller's knowledge, any other party thereto, except for such defaults as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by Buyer or, if not obtained, would not have a material adverse effect on the Acquired Assets or the financial condition of the Business as a whole. Except as set forth on Section 2.10(d) of the Disclosure Schedule, all Acquired Phones have written Contracts. All such written Contracts are assignable (and substantially all of such written Contracts are freely assignable (i.e., require no consent to assign)) and shall remain in full force and effect for a period of at least one (1) year from and after the Closing Date (i.e., have initial terms ending not sooner than the first anniversary of the

Closing Date). No Seller has knowledge that the Cleartel Contract or any Contract or Service Agreement will be terminated or not renewed.

           3.7 Equipment, etc.. All Equipment, Software, Acquired Machinery, Acquired Vehicles, Acquired Inventory and Miscellaneous Personal Property being purchased and transferred to Buyer hereunder is in reasonably good working order, reasonable wear and tear excepted, and is usable and saleable in the ordinary course of business. There are no keys for the Acquired Phones other than those which are being delivered to Buyer at the Closing.

         3.8 Title to Acquired Assets. The Sellers have, and from and after the Closing, Buyer shall have, good, marketable and indefeasible title to all of the Acquired Assets, free and clear of any and all liabilities, mortgages, conditional sales agreements, security interests, leases, liens, pledges, encumbrances, deeds of trust, equities, charges, claims, imperfections of title or other burdens affecting any Seller's title to the Acquired Assets, except as indicated on Sections 2.2(i)(a) and 2.2(i)(b) of the Disclosure Schedule reflecting, respectively, loan balances (if any) on Acquired Vehicles and remaining balances under Acquired Vehicle Leases.

         3.9 Capitalization. (a) The authorized capital stock of Coastal consists of 5,000,000 shares, no par value per share, 100 shares of which have been designated as common shares and are presently issued and outstanding. All such issued and outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and held of record and beneficially solely by King. There are no options, warrants, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Coastal obligating it to issue or sell any shares of capital stock of, or other equity interests in, Coastal, and there are no rights, agreements, arrangements or commitments relating to the profits or revenues of Coastal, or proceeds upon the sale of any capital stock or assets of Coastal, except for the rights of Arbeit under and pursuant to a certain agreement dated August 10, 1994 between King and Arbeit.

           (b) The authorized capital stock of Bektel consists of 2500 shares, no par value per share, 100 shares of which have been designated as common shares and are presently issued and outstanding. All such issued and outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and held of record and beneficially solely by King. There are no options, warrants, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Bektel obligating it to issue or sell any shares of capital stock of, or other equity interests in, Bektel, and there are no rights, agreements, arrangements or commitments relating to the profits or revenues of Bektel, or proceeds upon the sale of any capital stock or assets of Bektel, except for the rights of Arbeit under and pursuant to a certain agreement dated August 10, 1994 between King and Arbeit.

(c) The authorized capital stock of Garden State consists of 2000 shares, no par value per share, 100 shares of which have been designated as common shares and are presently issued and outstanding. All such issued and outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and held of record and beneficially solely by King. There are no options, warrants, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Garden State obligating it to issue or sell any shares of capital stock of, or other equity interests in, Garden State, and there are no rights, agreements, arrangements or commitments relating to the profits or revenues of Garden State, or proceeds upon the sale of any capital stock or assets of Garden State, except for the rights of Arbeit under and pursuant to a certain agreement dated August 10, 1994 between King and Arbeit.

           3.10 Absence of Changes. Since September 30, 1996, each Seller has operated the Business in the usual and ordinary course, and there has not been
(a) any material adverse change in the operations, properties or condition (financial or otherwise) of the Business; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Acquired Assets, or that could reasonably be expected to materially and adversely affect the Business or the Acquired Assets; or (c) any material deterioration of relations with customers (such as, but not limited to, site or property owners or lessees) or suppliers of any Seller, the Business or the Acquired Assets.

           3.11 Expenses of the Business. No Seller is delinquent in the payment of any bills, taxes, fees, charges, expenses, debts, obligations, commissions, motor vehicle summons or fines, or other amounts due relating to the Contracts, the Equipment (or any telephone lines associated therewith), or any other Acquired Assets. All such bills, taxes, fees, charges, expenses, debts, obligations, commissions, motor vehicle summons or fines, or other amounts have been paid current.

           3.12 Taxes. Each Seller has filed or caused to be filed, all federal, state and local tax returns which are required to be filed by it or him in connection with the Business, and has paid or caused to be paid, or has made adequate provisions on its or his books (i.e., reserves) for amounts sufficient for the payment of, all taxes as shown on such returns or on any assessment received by it or him, and has made all estimated tax payments required to be made by it or him in order to avoid the imposition of penalties, interest and other additions to tax. No tax liens have been filed against any Seller, and no Seller has been notified of or otherwise has knowledge of, any claim being asserted with respect to any such taxes. There is no action, suit, proceeding, investigation or audit pending or threatened against any Seller in respect of any tax or assessment, nor is any claim for additional tax or assessment being asserted by any taxing authority whatsoever. All taxes which each Seller is required by law to withhold or collect have been duly withheld or collected and, to the extent required, paid over to the proper governmental authorities on a timely basis. All ad valorem taxes which are due and owing have been paid. No prior tax return of any Seller has been audited and none of the officers, directors or employees of any Seller have been notified or otherwise advised that such an audit may occur.

           3.13 Employee Matters. Each Seller, to the best of its knowledge upon due inquiry, has complied with all federal, state and local laws, rules and regulations relating to the employment of labor, including but not limited to those related to wages, hours and payment of withholding and unemployment taxes. Each Seller has withheld all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Buyer will not be obligated to employ any employee of any Seller or to make any payment or provide any benefits to any employee of any Seller on account of services rendered prior to the Closing Date. No Seller is party to any collective bargaining agreement or pension or profit sharing or other employee benefit plan which would require Buyer, as purchaser of the Acquired Assets, to assume or become obligated to pay any of the obligations or liabilities of any Seller under any such collective bargaining agreement or pension or profit sharing or other employee benefit plan.

           3.14  Investment Intent; Qualification as Investor.  (a) Each
Seller represents and warrants that the Shares are being acquired for its or his own account, for investment and not with a view to the resale or distribution thereof within the meaning of the 1933 Act. Each Seller further represents and warrants that it shall not sell, assign, transfer, encumber, or otherwise dispose of any of the Shares unless (i) a registration statement under the 1933 Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the 1933 Act; or (ii) AMNEX has received a written opinion from its counsel that after investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer, encumbrance or disposition does not require registration under the 1933 Act.

           (b) Each Seller represents that AMNEX has furnished it with its recent filings with and reports to the Commission on Form 10-K for the year ended December 31, 1995, Form 10-Q for the fiscal periods ended March 31, 1996 and June 30, 1996, and Form 8-K and Amendment No. 1 thereto for an event dated June 28, 1996, and that it has reviewed the same and been afforded the opportunity to obtain such other information as necessary to evaluate the investment contemplated hereby. Each Seller further represents and warrants that it is either an "accredited investor" within the meaning of Rule 501(a) promulgated under the 1933 Act, or has substantial knowledge and experience in financial and business matters and is capable of evaluating the merits and risks associated with the acquisition of the Shares provided for herein. Each Seller acknowledges that such acquisition may entail significant risks.

           3.15 Full Disclosure. Each Seller has disclosed to Buyer in writing, in or pursuant to this Agreement, all facts material to the Acquired Assets and the Business (financial or otherwise). No Seller has any liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent or otherwise, which will have a material adverse effect upon the Acquired Assets and the Business. No representation or warranty to Buyer contained in this Agreement, and no statement contained in the Disclosure Schedule, or any certificate, list or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

           3.16 No Brokers. Except as provided in subparagraph 6.12(i) hereof, no Seller has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker or finder in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF BUYER AND AMNEX

         Buyer and AMNEX, jointly and severally, make the following representations and warranties to the Sellers, each of which shall be deemed material, and the Sellers, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

         4.1 Organization. Each of Buyer and AMNEX is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own all of its properties and assets and carry on its business as now being conducted.

         4.2 Authority Relative to this Agreement. Each of Buyer and AMNEX has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer and AMNEX of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and AMNEX. This Agreement has been duly and validly executed and delivered by Buyer and AMNEX and constitutes Buyer's and AMNEX's valid, binding and enforceable obligation.

         4.3 No Violations. Neither the execution, delivery and performance of this Agreement, the consummation by Buyer or AMNEX of the transactions contemplated hereby nor compliance by Buyer or AMNEX with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer or AMNEX; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer or AMNEX is a party or by which Buyer or AMNEX may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by the Sellers; (iii) violate any order, writ, injunction or decree applicable to Buyer or AMNEX; or (iv) to the best of Buyer's or AMNEX's knowledge upon due inquiry, violate any statute, rule, regulation or ordinance applicable to Buyer or AMNEX.

         4.4 Financial Information. (a) AMNEX has previously provided each Seller with a true, correct and complete copy of its filings with and reports to the Commission on Form 10-K for the year ended December 31, 1995, Form 10-Q for the fiscal periods ended March 31, 1996 and June 30, 1996, and Form 8-K and Amendment No. 1 thereto for an event dated June 28, 1996, which reports contain certain consolidated financial statements. AMNEX represents that such financial statements are true, correct and complete, were prepared in conformity with generally accepted accounting principles, and accurately and fairly present the assets, liabilities and financial position of AMNEX and its subsidiaries (including but not limited to Buyer) and results of operations and cash flows of AMNEX and its subsidiaries for the periods covered.

         4.5 Litigation. There are no Legal Actions pending or, to the best of Buyer's or AMNEX's knowledge, threatened against Buyer or AMNEX, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental depart-ment, commission, agency or instrumentality outstanding against Buyer or AMNEX
(i) which would have a material adverse effect on the financial condition of Buyer and AMNEX as a whole; or (ii) which seek specifically to prohibit, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

         4.6 No Brokers. Except as provided in subparagraph 6.12(i) hereof, neither Buyer nor AMNEX has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker or finder in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 5
                          REGISTRATION RIGHTS AND PUTS

         5.1 Piggyback Rights. AMNEX agrees that, if during the period ending on the second anniversary of the Closing Date (the "Registration Period"), it shall propose to file, for the sale by AMNEX of Common Shares for cash, a registration statement under the Act on Form S-1, S-2 or S-3 (or a comparable successor form) (but excluding registration statements for employee benefit plans or transactions of the nature contemplated by Rule 145, promulgated under the Act), AMNEX shall use its reasonable best efforts to give written notice to the holders of the

Shares of such intention at least thirty (30) days prior to the proposed filing date and shall include in such registration statement, at the written request of such holders, all of the Shares not constituting Holdback Shares (it being understood that once issued and delivered to the Sellers and their designees, any Holdback Shares shall, for purposes of this Article 5, cease to be categorized as such); provided, however, that AMNEX receives such request at least ten (10) days prior to the proposed filing date; and provided, further, that if, in the opinion of the managing underwriter or underwriters of the offering of AMNEX's securities for which such registration statement is being filed, such inclusion is likely to affect adversely the success of the offering or the price that would be received, at the option of such managing underwriter or underwriters, (i) the number of Shares to be added to the registration statement shall be reduced (to zero if necessary), and/or (ii) such holders shall delay the sale of the Shares included in the registration statement until the expiration of the ninety (90) day period commencing with the effective date of the registration statement. Notwithstanding the foregoing, AMNEX shall not be required to provide any notice to such holders or to include any of the Shares in any registration statement if, in the opinion of AMNEX's counsel, such shares may be sold pursuant to any exemption from registration under the 1933 Act, and, in any event, not on more than one (1) occasion; provided, however, that if as a result of clause (i) above, less than all of the Shares not constituting Holdback Shares are included in any registration statement, or in the event that any registration initiated by AMNEX is terminated or withdrawn, AMNEX's registration obligation herein shall continue until such time as all of the Shares not constituting Holdback Shares are registered under the 1933 Act or otherwise may be sold pursuant to an exemption from registration under the 1933 Act (unless the Registration Period shall have expired). Notwithstanding anything to the contrary contained herein, AMNEX shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness thereof, whether or not any or all of the Shares are included therein. Furthermore, if, after a registration statement becomes effective, AMNEX advises any holders of the Shares that AMNEX considers it appropriate for the registration statement to be amended, such holders shall suspend further sales of the Shares until AMNEX advises them that such registration statement has been amended.

         5.2 Expenses. The expenses of any registration statement pursuant to this Article 5 shall be borne by AMNEX and shall include (a) the fees and expenses of AMNEX's counsel and accountants; (b) all other out-of-pocket costs and expenses of AMNEX incident to the preparation, printing and filing under the Act of the registration statement and all amendments and supplements thereto; and (c) the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to shareholders. Under no circumstances, however, shall AMNEX be liable or responsible for the fees and expenses of any holders of the Shares, or of its counsel, incurred in connection with any registration or for underwriting discounts and commissions or transfer taxes payable in connection with any sale of Shares included in any registration statement.

         5.3 Cross Indemnity. AMNEX will indemnify and hold harmless each holder of the Shares and each person, if any, that controls the holders of the Shares against losses, claims, damages or liabilities, joint or several, to which any such persons may be subject, under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of a material fact contained in any registration statement under which the Shares were registered under the Act pursuant to this Article 5, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon information furnished in writing to AMNEX by such holders of the Shares or any underwriter or representative for such holders. By requesting registration hereunder, each holder of the Shares shall be deemed thereby to have agreed to indemnify and hold harmless AMNEX, its directors and officers, any underwriter for AMNEX and each person, if any, who controls AMNEX or any such underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with defending against any such losses, claims, damages or liabilities, but only to the extent caused by an untrue statement or omission of a material fact in any registration statement under which the Shares were registered under the Act pursuant hereto, any prospectus contained therein, or any amendment or supplement thereto, which was based upon information furnished in writing to AMNEX by such holder or any underwriter or representative for such holder.

         5.4 Certain Disclosures. As to any registration statement referred to in this Article 5, each holder of the Shares shall provide AMNEX with a written description of the proposed method or methods of distribution of the Shares contemplated by each such holder and such other information as is required by AMNEX, and AMNEX shall include such description and other information in the registration statement and file any and all amendments and supplements necessary in connection therewith.

         5.5 Transfer of Rights. It is understood and agreed that the registration rights set forth herein may be transferred in conjunction with a transfer of the Shares.

         5.6 Puts. If AMNEX does not file an appropriate registration statement by the six month anniversary of the Closing Date, then any Seller who holds Shares other than Holdback Shares (a "Qualifying Shareholder) may require AMNEX to find a buyer for the purchase of up to that number of Shares not constituting Holdback Shares as shall have an aggregate Market Price of One Million Dollars ($1,000,000) (the "First Put"). If AMNEX does not file an appropriate registration statement by the twelve month anniversary of the Closing Date, then the Qualifying Shareholders may require AMNEX to find a buyer for the purchase of up to that number of additional Shares not constituting Holdback Shares as shall have an aggregate Market Price of One Million Dollars ($1,000,000) (the "Second Put"). If AMNEX does not file an appropriate registration statement by the eighteen month anniversary of the Closing Date, then the Qualifying Shareholders may require AMNEX to find a buyer for the purchase of up to that number of additional Shares not constituting Holdback Shares as shall have an aggregate Market Price of One Million Dollars ($1,000,000) (the "Third Put"). In order to exercise the First Put or the Second Put or the Third Put, King or any Seller, on behalf of all Qualifying Shareholders desiring to exercise such puts (the "Participating Holders"), shall provide AMNEX with written notice thereof, which notice must be accompanied by certificates evidencing the Participating Holders' ownership of such Shares, together with stock powers duly executed by such holders and medallion signature guaranteed, and otherwise in form reasonably acceptable to AMNEX. AMNEX shall use its best efforts to find a buyer for such Shares within thirty (30) days of its receipt of such notice, certificates and stock powers. If, however, AMNEX is unable to find a buyer within such thirty (30) day period, then AMNEX shall be obligated to buy back such Shares on the thirtieth (30th) day following its receipt of such notice, certificates and stock powers at the aggregate Market Price represented by such

Shares. King or any Seller, on behalf of the Participating Holders, may revoke such notice and cancel their exercise of any put for the Shares by sending written notice thereof to AMNEX; provided, however, that such revocation and cancellation shall not be effective unless AMNEX receives such cancellation notice before it finds a buyer for such Shares. AMNEX agrees to pay over the proceeds of any sale of the Shares to the Participating Holders within ten (10) days after its receipt thereof. For purposes of this Section 5.6, the term Market Price shall mean the then current bid price for the AMNEX Common Stock, less a ten percent (10%) discount.

         5.7 1934 Act Reports and Filings. AMNEX covenants and agrees to make all filings with and reports to the Commission as shall be required of it under the 1934 Act, such as, but not limited to, reports on Forms 10-K, 10-Q, 8-K and any necessary amendments thereto, all of which filings and reports shall be made on a timely basis.

                                    ARTICLE 6
                         OTHER AGREEMENTS OF THE PARTIES

         6.1 Conduct of Business. After the Execution Date and prior to the Closing, the Sellers (i) will conduct the Business only in the usual, regular and ordinary manner; (ii) will, at their expense, maintain all of the tangible personal property which is a part of the Acquired Assets in reasonably good repair; and (iii) will use their best efforts to preserve intact the present business organization and operations, keep available the services of its officers and employees and preserve their relationships with suppliers, dealers, customers and others having business relationships with them. The Sellers will confer with Buyer on a regular and frequent basis to discuss operational matters of a material nature relating to the general status of the ongoing operations and any problems relating to the conduct of the Business. The Sellers will notify Buyer and AMNEX of any unexpected emergency or other material change in the normal course of the Business or operations, of any pending or threatened litigation or investigation initiated by any party, whether private or governmental, against or relating to the Business, and of any budget revisions planned for or contemplated by the Sellers involving the Business or any of the Acquired Assets, and will keep Buyer and AMNEX fully informed of developments with respect to such events and afford Buyer's and AMNEX's representatives access to all materials prepared in connection therewith.

         6.2 Forbearances by the Sellers. Except as otherwise contemplated by this Agreement, no Seller will, after the Execution Date and prior to the Closing, without the prior written consent of AMNEX and Buyer:

         (a) sell, dispose of, transfer or encumber any of the Acquired Assets except in the ordinary course of business;

         (b)  mortgage, pledge or otherwise encumber any of the Acquired
Assets;

         (c) amend, modify or cancel any Contract, Service Agreement, Software License or Authorization except in the ordinary course of business;

         (d) make any commitments for capital expenditures related to the Business and the Acquired Assets except in the ordinary course of business;

         (e) enter into any contract relative to the Business which will require an expenditure of more than $10,000 without AMNEX's or Buyer's prior written consent;

         (f) cause or permit Coastal, Bektel or Garden State to make or pay any dividend or distribution of cash or property to any person, or to increase in any manner any compensation payable to any of its directors, officers or employees without AMNEX's or Buyer's prior written consent;

         (g) alter in any way the manner in which Coastal, Bektel or Garden State has regularly and customarily maintained its books of account and records; or

         (h) enter into any agreements to do any of the things described in clauses (a) through (g) above.

         6.3 Negotiations with Others. From and after the Execution Date to the Closing, no Seller will, directly or indirectly, without the written consent of AMNEX and Buyer, encourage, participate in or initiate discussions or engage in negotiations with any corporation, partnership, person or entity, other than AMNEX and Buyer, concerning any possible proposal regarding the acquisition other than in the ordinary course of business of part or all of the Acquired Assets.

         6.4 Investigations of Business and Properties. Each Seller will permit AMNEX and Buyer, their agents, employees or designees to make such investigation of the Business and properties, and of such Seller's financial and legal condition, as AMNEX and Buyer deem necessary or advisable to familiarize themselves therewith, provided such investigation shall not unreasonably interfere with the normal operations of the Business. For this purpose, AMNEX's and Buyer's accountants, counsel and other representatives shall, upon reasonable notice and during normal business hours, be afforded access to the premises, key employees and books and records of the Sellers. The Sellers shall furnish Buyer with such financial and operating data and other information with respect to the Business and the Acquired Assets as Buyer shall from time to time reasonably request.

         6.5 Public Announcements. No Seller shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby unless such action is required by law or consented to in writing by each of AMNEX and Buyer.

         6.6 Sales and Transfer Taxes; Recording Fees. Except for the Sales Tax Liability, stock transfer tax liability, if any, and the costs and fees associated with the issuance and delivery by AMNEX's transfer agent of certificates evidencing the Sellers' or their designees' ownership of any Shares, all sales, transfer, recording and similar Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely by the Sellers, and the Sellers shall file, or cause to be filed, all necessary tax returns and other documents with respect thereto. If required by applicable law, Buyer shall join in the execution of any such tax returns or other documents; provided, however, that Buyer shall in no event be liable for any such Taxes in respect of such returns.

         6.7      Cooperation Regarding Tax Matters and Document Filings.

         (a) Each of the Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any report with the Securities and Exchange Commission (the "Commission") or Tax Commission, any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or in conducting any audit or other proceeding. Such cooperation and information shall be provided to the requesting party at no or a de minimus cost (unless the same would be unreasonable), and shall include but not be limited to the provision of copies of all relevant Tax returns, documents and records, or portions thereof, relating to the Acquired Assets and the Business. Each of the Sellers and Buyer shall make its employees available on a mutually and reasonably convenient basis to provide explanation of any documents or information provided hereunder, and shall retain all returns, schedules and work papers and all material records or other documents relating to Tax matters pertaining to the Acquired Assets and the Business for the taxable year of each Seller and Buyer ending after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such returns and other documents relate (and, to the extent notified by the other party in writing, any extensions thereof). Any information obtained under this Section 6.7 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

         (b) If in order properly to prepare documents to be filed with governmental authorities or its financial statements, it is necessary that any party hereto be furnished with additional information relating to the Acquired Assets and the Business and such information is in the possession of another party hereto, the party possessing such information agrees to use its best efforts to furnish such information to the party requesting it, at such requesting party's sole cost and expense.

         6.8 Books and Records. Buyer agrees that it shall preserve and keep all books and records of the Sellers identified as Acquired Assets in Section 2.2(d) hereof, in Buyer's possession for a period of at least six (6) years from the Closing Date. During such six (6) year period, Buyer shall cooperate reasonably with the Sellers and allow duly authorized representatives of the Sellers, as a group, to have access to such books and records, upon reasonable prior written notice to Buyer, and during Buyer's normal business hours, in order to examine, inspect and copy such books and records. During the six month period following the Closing Date, the Sellers shall be entitled to have such access on as many occasions as shall be reasonably necessary for the proper windup of their business operations. Thereafter, however, the Sellers shall only be entitled to have such access on four occasions per calendar year.

         6.9 Bulk Sales Compliance. The Sellers agree to take all actions required under the applicable bulk sales provisions of the Uniform Commercial Code as in effect in the States of New York, New Jersey and Pennsylvania, in connection with the sale, transfer, conveyance and delivery of the Acquired Assets hereunder. The Sellers agree, collectively and severally, to indemnify and hold harmless Buyer from and against any and all loss, cost, expense (including reasonable attorneys' fees), debt, liability, claim, damage, fine or penalty which Buyer may suffer or incur resulting from the failure to comply in any respect with the requirements of such bulk sales laws.

         6.10 Confidentiality. Each of the Sellers, on the one hand, and Buyer, on the other hand, shall hold, and shall cause its or his officers, directors, shareholders, employees, representatives, consultants and advisors and their respective affiliates to hold, in strictest confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (in which case, where reasonably possible, notice of such required disclosure shall be given to the affected party prior to such disclosure, except that no notice need be given with regard to disclosures made pursuant to filings with and reports to the Commission), the entire contents hereof, as well as any and all documents executed in connection herewith and all documents and information obtained by it with respect to the other in connection with the transactions contemplated hereby, except to the extent that such information can be shown to have been or to have become (i) generally available to the public other than as a result of wrongful disclosure by the officers, directors, shareholders, employees, representatives, consultants or advisors of the party receiving such documents and information; (ii) made available to the public on a nonconfidential basis from a source other than the officers, directors, shareholders, employees, representatives, consultants or advisors of the party receiving such documents and information; or (iii) known to the party receiving such information prior to the date of the disclosure of such information. However, nothing contained in this Section 6.10 shall preclude the disclosure of such information on the condition that it remain confidential to auditors, attorneys, lenders, investors or potential investors, financial advisors and other consultants and advisors in connection with the performance of their duties in preparation for consummation of the transactions contemplated hereby. In addition, any party hereto may disclose the contents hereof with the prior written consent of the other parties hereto, which consent shall not be unreasonably denied or withheld. It is understood and agreed that the respective obligations of the parties contained in this Section 6.10 shall survive indefinitely.

         6.11 Further Assurances. Subject to the terms and conditions herein provided, each party hereto agrees to obtain, on the Closing Date or promptly thereafter, all consents and approvals of third parties, whether private or governmental, which may be reasonably necessary to implement the provisions of this Agreement. Each party hereto further agrees to cooperate fully with the other parties hereto, and at the reasonable request of any party hereto (the "Requesting Party"), each such party shall, without further consideration, execute and deliver, or cause to be executed and delivered, such additional deeds, assignments, bills of sale, consents and other similar instruments, in form and substance satisfactory to the Requesting Party as such Requesting Party may reasonably deem necessary or desirable. No party, however, shall be required to initiate any litigation, make any substantial payment or incur any material economic burden in connection with the obtaining of any such consent or approval.

         6.12 Miscellaneous Other Agreements. In consideration of the mutual covenants set forth herein, the parties agree as follows:

         (a) Use of Corporate Names. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the corporate names of Coastal and Garden State may be utilized by the Sellers for the limited purpose of and for so long as shall be necessary and appropriate in winding up the business affairs of Coastal and Garden State, but in no event for a period of more than ninety (90) days following the Closing Date. With regard to the corporate name of Bektel, the Sellers represent that, although the Contracts for a number of the Acquired Phones are in the name of Bektel, since before November 1995, substantially all customer service contacts (in phone or in person), repairs, commission checks and other business associated with such Contracts and the Acquired Phones relating thereto have been handled in the name of and paid for by Coastal (not Bektel), and that, therefore, a seamless or transparent transfer of the portion of the Acquired Assets owned by Bektel may be accomplished without use of Bektel's name or logo (if any). Based thereon, Buyer has agreed to exclude the corporate name of Bektel from the Acquired Assets. Accordingly, notwithstanding anything to the contrary contained herein, should Buyer nevertheless find it necessary or appropriate to utilize Bektel's name for purposes of ensuring or furthering a seamless or transparent transfer of the Acquired Assets owned by Bektel, then the Sellers agree that Buyer shall have the absolute right to do so.

         (b) Right of First Refusal. The Sellers, collectively and severally, hereby grant to Buyer, its successors and assigns, effective after the Closing, a right of first refusal to match any offer from a third party for the purchase of any number of Excluded Phones, together with (or without) any equipment related thereto and telephone location lease or placement or similar agreements and rights associated therewith, and any other assets not sold hereunder (the "Right to Purchase"). The Right to Purchase must be exercised by Buyer or its successor or assignee, if at all, within thirty (30) days after Buyer or its successor or assignee receives written notice from the relevant

Seller or Sellers that it or they have received an offer from a third party for the purchase of any such property (the "Purchase Notice"), which Purchase Notice shall be accompanied by a copy of the third party purchase offer. In the event that Buyer or its successor or assignee elects to exercise the Right to Purchase, it shall do so by sending written notice thereof to such Seller or Sellers within the time period specified above. Upon receipt of such notice from Buyer or its successor or assignee, the Sellers, collectively and severally, shall discontinue discussions and negotiations with the third party and thenceforth deal exclusively with Buyer or its successor or assignee and Buyer's or its successor's or assignee's offer. In the event that Buyer or its successor or assignee does not elect to exercise the Right to Purchase and the third party purchase offer fails to be consummated within one hundred twenty (120) days of the date of the Notice and upon terms substantially the same as those set forth in the original third party purchase offer copied to Buyer (or, if consummated, does not result in such Seller or Sellers being divested of all of the Excluded Phones and equipment related thereto and telephone location lease or placement or similar agreements and rights associated therewith, and any other assets not sold hereunder), then the Right to Purchase shall continue to apply and the Sellers, collectively and severally, shall be obligated to reoffer the Excluded Phones and such other unsold assets for sale to Buyer. It is expressly understood and agreed that any and all provisions contained in this subsection 6.12(b) may be assigned by Buyer upon notice to the Sellers, but without any Seller's consent, in which case such assignee shall be entitled to the benefits of this subsection 6.12(b) to the same degree and extent as Buyer.

         (c) Audit and Provision of Certain Financial Information. AMNEX intends to cause its independent public accountants to conduct an audit of the Business for the purpose of preparing and furnishing Buyer with certified audited financial statements (collectively, "Audited Financial Statements") for attachment to AMNEX's report on Form 8-K, which report is required to be filed with the Commission within fifteen (15) days of Buyer's acquisition of the Acquired Assets, and which financial statements are required to be submitted to the Commission within sixty (60) days thereafter. In order to reduce the time and expense associated with conducting such audit, Seller's customary accountant shall provide comprehensive work papers for the benefit of AMNEX's independent public accountants, who shall have the right to utilize and incorporate such papers as they determine in their reasonable sole discretion. The expense of the audit conducted by AMNEX's independent public accountants shall be borne equally by the Sellers, on the one hand, and AMNEX and Buyer, on the other hand. It is understood that the Audited Financial Statements shall contain certain historical financial information and shall consist of the following:

         (i) Balance Sheets of each Seller as of December 31, 1994 and 1995, March 31, 1996, June 30, 1996, and September 30, 1996, all of which shall be prepared in conformity with generally accepted accounting principles, audited and certified by each Seller's independent public accountants and accompanied by their unqualified report thereon and notes thereto, which shall form an integral part thereof;

         (ii) Income Statements of each Seller for the years ended December 31, 1993, 1994 and 1995, and for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, all of which shall be prepared in conformity with generally accepted accounting principles, audited and certified by each Seller's independent public accountants and accompanied by their unqualified report thereon and notes thereto, which shall form an integral part thereof; and

         (iii)  Statements  of Cash  Flow of each  Seller  for the  years  ended
December 31, 1993, 1994 and 1995, and for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, all of which shall be prepared in conformity with generally accepted accounting principles, audited and certified by each Seller's independent public accountants and accompanied by their unqualified report thereon and notes thereto, which shall form an integral part thereof.

The Sellers acknowledge that conducting an audit of the Business and preparing the statements enumerated above will necessarily involve time and effort on their part. The Sellers further acknowledge that time is of the essence with regard thereto and AMNEX may be adversely affected to a material degree in the event that the Form 8-K is not timely filed. Accordingly, in furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, each Seller agrees to cooperate fully with Buyer and Buyer's accountants and to provide true, complete and correct historical and other financial data and information at no cost and on a prompt basis to, or as and when requested by, Buyer and Buyer's accountants. Each Seller further agrees, upon the request of Buyer or Buyer's accountant's, to promptly provide them with interim quarterly financial statements for the year ending December 31, 1996.

         (d) ANI Termination Notices and Acknowledgments. Before the Closing, the Sellers (i) shall send prior written notice by certified mail (return receipt requested and received) or federal express (receipt confirmed) to all third party telecommunications service providers or agents thereof (except for ANEI) with which it has any written or verbal agreements, arrangements or commitments concerning any Acquired Phone, and/or from whom any Seller has received any commissions and/or dial- around compensation with regard to any Acquired Phone, of the pending sale and transfer of the Acquired Phones from Seller to Buyer, in each case, in accordance with the notice provisions, if any, applicable to such providers' or agents' agreements or course of dealing, or otherwise consistent with good faith business practices (the "Third Party
Notice"); (ii) shall include in the Third Party Notice a listing of all ANIs associated with the Acquired Phones and any other information reasonably requested or required by such third party providers or agents; (iii) shall obtain an acknowledgment from each such provider or agent of receipt of each Third Party Notice and ANI listing; and (iv) shall obtain each such provider's or agent's agreement (x) to remove all ANIs representing the Acquired Phones from its database, records and customer files and (y) to treat all such ANIs and Acquired Phones as being released from, and no longer subject to, any agreement, arrangement or commitment made by or between any Seller and such provider or agent; provided, however, that in the case of Cleartel, the Third Party Notice shall be sent jointly by the Sellers and Buyer and, in lieu of item (iv) above, the Third Party Notice shall contain a representation and warranty made by the Sellers and Buyer, for the benefit of Cleartel, to the effect that the Cleartel Phones shall remain on Cleartel's network for the balance of the term remaining under the Cleartel Contract, that Buyer is assuming and will thereafter comply with the duties and obligations of the Sellers thereunder, and that all rights of and benefits accruing to the Sellers under the Cleartel Contract shall thereafter become Buyer's rights and accrue to Buyer. In furtherance of the foregoing, each Seller shall, as promptly as practicable after the Closing Date, provide Buyer with a copy of the Third Party Notices and accompanying ANI listings and the evidences of receipt thereof by each such provider and agent. Each Seller represents and warrants to Buyer that except as required under the Cleartel Contract, Buyer shall have no obligation to send any traffic whatsoever to any third party telecommunications service providers or agents thereof, or to program any Acquired Phone to any third party telecommunications service provider, or otherwise have any duty owing to any third party telecommunications service providers or agents thereof. Each Seller further represents and warrants that except as required under the Cleartel Contract, from and after the Closing Date no Acquired Phone will be bound by or subject to any contract with any such providers or agents thereof, and all such contracts shall be terminated or amended to exclude the Acquired Phones.

         (e) Tax Treatment. It is the intent of the parties hereto and the principle hereunder that the transactions contemplated hereby with respect to Bektel and Garden State only (and not with respect to Coastal or King) qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(C) of the Internal Revenue Code of 1986, as amended. It is understood and agreed that, in order to accomplish this tax-free treatment, (i) the consideration paid to each of Bektel and Garden State must be solely in stock; and (ii) the aggregate amount of the tax basis transferred with respect to Bektel and Garden State must be no less than an amount equivalent to the total consideration paid to Bektel and Garden State, less $1,200,000. All consideration paid to Coastal and/or King shall be in cash and/or stock and the tax basis transferred with respect to Coastal and/or King shall be in an amount equivalent to such total consideration. The Sellers, collectively and severally, represent and warrant to AMNEX and Buyer that the amount of the tax basis transferred at the Closing with respect to the various Sellers shall be exactly as stated above, and that all such tax basis amounts are supportable. It is further understood and agreed that, as a result of the foregoing tax-free treatment, AMNEX and Buyer shall incur a tax asset basis differential. In consideration of such tax asset basis differential, the parties hereto agree that, notwithstanding the provisions of subsection 2.4(a) hereof, the cash portion of the Purchase Price due at the Closing, as provided in such subsection, shall be reduced by One Hundred Thousand Dollars ($100,000). Notwithstanding the foregoing, AMNEX and Buyer do not and will not make any representation or warranty or give any assurance or guarantee as to the tax-free nature of any structure by which the transactions contemplated by this Agreement are consummated and, in particular, make no representation or warranty and give no assurance or guarantee that the Internal Revenue Service will concur with such tax treatment and that such tax treatment will in fact be obtained.

         (f) Lease of the Office Headquarters. At the Closing, Route 34 shall enter into a lease agreement ("Lease") with Buyer, pursuant to which, among other things, Route 34 shall lease to Crescent for an initial term of five (5) years from the Closing Date, the Office Headquarters, at a rental of $6,000 per month. The Lease shall be substantially in the form attached hereto as Exhibit C.

         (g) Non-Competition and Non-Hire Agreements. At the Closing, the Sellers shall deliver to Buyer the Non-Competition and Non-Hire Agreement executed by Arbeit, as well as the Non-Competition and Non- Hire Agreement executed by King and the Sellers.

         (h) Side Letter. The parties hereto shall cause National Telecom USA, Inc., an affiliate of the Sellers ("National"), and American Network Exchange, Inc., a wholly owned subsidiary of AMNEX and an affiliate of Buyer ("ANEI"), to enter into a letter agreement, effective as of the Closing Date, addressing the consequences to National of the consummation of the transactions contemplated hereby (the "Side Letter"). The Side Letter shall be substantially in the form attached hereto as Exhibit G.

         (i) Broker's Fee. The parties hereto recognize National Telecom USA, Inc., an affiliate of the Sellers, as the broker entitled to receive a fee, the amount of which shall be mutually determined by the parties hereto on the Closing Date, and the funds for which shall be drawn from the Additional Consideration.

         (j) Expenses of the Parties. Except as otherwise provided herein, each party hereto shall be responsible for its own expenses in connection with all matters relating to this Agreement and the transactions contemplated hereby.

                                    ARTICLE 7
                         EMPLOYEES AND EMPLOYEE MATTERS

         7.1 Transferred  Employees.  Set forth on Section 7.1 of the Disclosure
Schedule is a true, correct and complete listing of (a) all employees of Coastal, Bektel and Garden State currently engaged in the Business; (b) the salaried or hourly wages currently paid to such persons; and (c) brief descriptions of the job functions currently performed by such persons. Prior to the Closing, each Seller shall afford Buyer's representatives an opportunity to offer employment with Buyer after the Closing, to any and all of such persons, whether salaried or hourly employees, who Buyer in its sole discretion desires to employ. Those employees selected by Buyer for employment and who elect to become employees of Buyer after the Closing are hereinafter referred to as "Transferred Employees" and shall be considered employees of Buyer effective as of the Closing Date.

         7.2 Worker's Compensation. Buyer shall assume responsibility for any worker's compensation claim made by any Transferred Employee arising from events occurring on and after the Closing Date, and the Sellers, collectively and severally, shall retain responsibility for any worker's compensation claim made by any employee of them or any Transferred Employee that arises from events occurring before the Closing Date.

         7.3 Vacation and Sick Pay. Buyer shall assume responsibility for any unpaid salaries, vacation and sick pay of the Transferred Employees accruing on and after the Closing Date under and pursuant to Buyer's employment plans and policies, and the Sellers, collectively and severally, shall retain responsibility for any unpaid salaries, vacation and sick pay of the Transferred Employees and all other employees of the Sellers accruing before the Closing Date.

         7.4 Employee Benefit Plans. Buyer will provide health, insurance, disability or other employee welfare/benefit plans or arrangements for the Transferred Employees as follows. During the period commencing on the Closing Date and ending ninety (90) days thereafter, Buyer will pay or reimburse each Transferred Employee for the amount of the premiums required to be paid to continue each such individual's current health (i.e., hospitalization/major medical and dental (if applicable)) coverage with the Sellers under C.O.B.R.A. The amount of such premiums are set forth on Section 7.4 of the Disclosure Schedule and each Seller represents that such amounts are true, complete and correct. After the expiration of such ninety (90) day period, each Transferred
Employee will become eligible to participate in, and shall receive, health coverage in accordance with that provided by Buyer to its other employees. Buyer will also provide insurance, disability or other employee welfare/benefit plans or arrangements for the Transferred Employees in accordance with Buyer's standard employment plans and policies in effect on and after the Closing Date.

         7.5 Administration. Each of the Sellers, on the one hand, and Buyer, on the other hand, shall make their appropriate employees available to the other at such reasonable times (and upon such reasonable terms) as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting their employees.

         7.6 Special Arrangements Concerning Nancy Joyce. It is understood and agreed that Nancy Joyce ("Joyce"), in her capacity as Director of each of Coastal, Bektel and Garden State and Chief Operating Officer of

Coastal, possesses certain knowledge and expertise essential to the proper windup of the business operations of the Sellers. Accordingly, for a period of ninety (90) days following the Closing Date, AMNEX and Buyer agree to make Joyce reasonably available to the Sellers for purposes of assisting them in winding up their business operations, it being understood and agreed that King and Peter Izzo, the President and CEO of AMNEX, shall mutually determine Joyce's schedule therefor (i.e., the number of hours and specific days which Joyce shall devote to such activities for Sellers' benefit). It is understood and agreed that Joyce will be permitted to continue service as a Director of the Sellers and their affiliates, including but not limited to National Telecom USA, Inc., National Telecom Hospitality USA, Inc., and The Keystone Corporation, for so long as Joyce exercises reasonable discretion in such role, abstains from voting in circumstances that pose a clear conflict of interest, and otherwise acts in a fashion that would not adversely affect the interests of AMNEX, Buyer and their affiliates.

                                    ARTICLE 8
                               CLOSING CONDITIONS

         8.1 Conditions to the Obligations of the Sellers. The obligation of the Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by them:

         (a) Buyer and AMNEX shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with by each of them prior to the Closing Date;

         (b) the representations and warranties of Buyer and AMNEX set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement);

         (c) The Sellers shall have received a certificate from an officer of each of Buyer and AMNEX, dated as of the Closing Date, satisfactory in form and substance to the Sellers, certifying (i) as to the fulfillment of the conditions described in subsections 8.1(a) and 8.1(b) hereof, and (ii) that all necessary corporate action to approve this

Agreement and the consummation of the transactions contemplated hereby on the part of Buyer and AMNEX has been duly and effectively taken;

         (d) no court order shall have been entered which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement;

         (e) Buyer shall have entered into the Lease with Route 34, effective as of the Closing Date.

         (f) National and ANEI shall have entered into the Side Letter, effective as of the Closing Date.

         8.2 Conditions to the Obligations of Buyer and AMNEX. The obligation of Buyer and AMNEX to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer and AMNEX:

         (a) Each Seller shall have performed, observed and complied in all material respects with all of the obligations and conditions required by this Agreement to be performed, observed or complied with by each of them prior to the Closing Date;

         (b) The representations and warranties of each Seller, as set forth in this Agreement, shall have been true and correct in all material respects as of the date of this Agreement and shall also be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement);

         (c) Buyer and AMNEX shall have received a certificate from an officer of each of Coastal, Bektel and Garden State, and from King in his individual capacity, dated as of the Closing Date, satisfactory in form and substance to Buyer and AMNEX, certifying (i) as to the fulfillment of the conditions described in subsections 8.2(a) and 8.2(b), and (ii) that all necessary corporate (including shareholder) and other action to approve this Agreement and the consummation of the transactions contemplated hereby on the part of each Seller has been duly and effectively taken;

         (d) no court order shall have been entered which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement;

         (e) Buyer and AMNEX shall have received from each Seller any and all third party consents, approvals or waivers required (or, in Buyer's reasonable sole discretion, evidence that appropriate arrangements can be made to obtain any and all third party consents, approvals or waivers required, or to otherwise furnish Buyer with the benefits thereof as provided in Section 2.16 hereof), (i) to effectively transfer to Buyer the Acquired Assets and the rights and privileges relating thereto; and (ii) for the lawful consummation of the transactions contemplated hereby (or which are otherwise necessary for Buyer's conduct of the Business immediately after the Closing);

         (f) all liens on the Acquired Assets securing any indebtedness of any person shall have been released prior to the Closing;

         (g) there shall have been no material adverse change from the date of the most recent Unaudited Financial Statements to the Closing Date in the operations, earnings, assets, properties, business or condition (financial or otherwise) of any Seller;

         (h) the Sellers shall have delivered to Buyer the Non-Competition and Non-Hire Agreements, duly executed by each of Arbeit and King and the Sellers; and
         (i) Subject to the provisions of Section 2.6 hereof, Buyer and AMNEX shall have received the proceeds of the Financing.

         8.3 Other Documents. Each of the Sellers, on the one hand, and Buyer and AMNEX, on the other hand, will furnish to the other such certificates of officers or other persons and such other documents to evidence fulfillment of the conditions set forth in this Article 8 as the other may reasonably request.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 Survival of Representations and Warranties. The respective representations and warranties of the parties contained in this Agreement shall survive the Closing until the eighteen month anniversary thereof (the "Survival Date"), at which time they shall lapse; provided, however, that (a) the representation and warranty of the Sellers contained in Section 3.8 hereof shall survive indefinitely; (b) any representation and warranty of the Sellers contained in this Agreement concerning or affecting tax matters, including but not limited to the representation and warranty of the Sellers contained in Section 3.12 hereof, shall survive the Closing until the third anniversary thereof (the "Tax Matters Survival Date"); and (c) any representation or warranty in respect of which indemnity may be sought under Section 9.2 hereof shall survive the Survival Date or the Tax Matters Survival Date, if notice, given in good faith, of the specific inaccuracy in or breach thereof giving rise to a claim for indemnification shall have been given to the party from which indemnification is sought prior to the Survival Date or the Tax Matters Survival Date, as the case may be. No investigation by any of the parties, heretofore or hereafter made, shall affect the survival of any representation or warranty contained herein.

         9.2 Cross Indemnity. (a) Subject to the terms and conditions of this Agreement and the limitations contained in this Article 9, the Sellers, collectively and severally, shall indemnify and hold harmless Buyer, AMNEX and any affiliate thereof from and against (i) any breach of a representation or warranty made by any Seller in this Agreement or in any instrument, agreement or other document executed in connection herewith; (ii) the breach of any covenant or agreement of any Seller contained in this Agreement or in any instrument, agreement or other document executed in connection herewith; (iii) the breach of any representation, warranty, covenant or agreement of Arbeit contained in any instrument, agreement or other document executed in connection herewith; (iv) any liability or obligation of any Seller not specifically assumed by Buyer pursuant to this Agreement; and (v) any reasonable costs (including but not limited to reasonable attorneys' and accountants' fees) incurred by Buyer, AMNEX or any affiliate thereof in connection therewith.

         (b) Subject to the terms and conditions of this Agreement and the limitations contained in this Article 9, Buyer and AMNEX, jointly and severally, shall indemnify and hold harmless each Seller and any affiliate thereof from and against (i) any breach of a representation or warranty made by Buyer or AMNEX in this Agreement or in any instrument, agreement or other document executed in connection herewith; (ii) the breach of any covenant or agreement of Buyer or AMNEX contained in this Agreement or in any instrument, agreement or other document executed in connection herewith; (iii) any liability or obligation of any Seller which is being specifically assumed by Buyer pursuant to this Agreement (for example, the liabilities and obligations of the Sellers under the

Cleartel Contract); and (iv) any reasonable costs (including but not limited to reasonable attorneys' and accountants' fees) incurred by any Seller or affiliate thereof in connection therewith.

         (c) Each Seller represents that King, in his individual capacity, is the sole owner of and holder of title to approximately 420 or ten percent (10%) ("King's Interest") of the Acquired Phones. For purposes of allocating the indemnification obligation of the Sellers as provided in subsection 9.2(a) above between King, on the one hand, and Coastal, Bektel and Garden State, as a group, on the other hand, and in material reliance upon the representation of the Sellers as set forth in this subsection 9.2(c), it is agreed that King shall be personally obligated to indemnify Buyer and AMNEX in proportion to King's Interest; provided, however, that with regard to Sections 3.2 and 3.8 and subsection 3.3(a) hereof, such allocation shall not apply and King (as well as each other Seller) shall be obligated to fully indemnify Buyer and AMNEX; and provided, further, that should an indemnification obligation arise after Coastal, Bektel or Garden State wind up their business, or should such Sellers, as a group, otherwise have insufficient assets to satisfy an indemnification obligation hereunder, then such allocation shall likewise not apply and King (as well as each other Seller) shall be obligated to fully indemnify Buyer and AMNEX. Nothing contained in this subsection 9.2(c), however, shall be construed to affect in any way the provisions of section 9.4 hereof, which provisions shall be considered independently of this subsection 9.2(c).

         9.3 Third Party Claims. (a) Except as otherwise provided herein, the procedures set forth in the following paragraphs of this Section 9.3 shall apply to indemnification of claims resulting from the assertion of liability by persons or entities not parties to this Agreement.

         (b) The party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably practicable, give written notice to the party from which indemnification is sought (the "Indemnifying Party") of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in this Agreement or in any document executed and delivered in connection herewith, stating the nature and basis of the assertion and the amount thereof to the extent known. Failure on the part of the Indemnified Party to give prompt notice to the Indemnifying Party shall not limit or otherwise affect such Indemnified Party's right to indemnification hereunder so long as the Indemnifying Party is not materially adversely affected.

         (c) In the event that any Legal Action is brought against an Indemnified Party with respect to which the Indemnifying Party may have liability under an indemnity agreement contained in this Agreement or in any document executed and delivered in connection herewith, the Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against such Legal Action (and any appeal and review thereof), with counsel reasonably acceptable to the Indemnified Party. In any such Legal Action, the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the Indemnifying Party shall keep the Indemnified Party fully informed as to such proceeding at all stages thereof, whether or not the Indemnified Party is represented by its own counsel.

         (d) Until the Indemnifying Party shall have assumed the defense of such Legal Action, or if the Indemnified and Indemnifying Parties are both named parties in such Legal Action and the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to the defenses available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Legal Action but shall remain responsible for its obligation as an indemnitor), all legal and other reasonable expenses incurred by the Indemnified Party as a result of such Legal Action, shall be borne solely by the Indemnifying Party. In such event the Indemnifying Party shall make available to the Indemnified Party and its attorneys and accountants, for review and copying, all of its books and records relating to such Legal Action and the parties agree to render to each other such assistance as may reasonably be requested in order to facilitate the proper and adequate defense of any such Legal Action.

         (e) The Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunction or other equitable relief against the Indemnified Party or its assets, employees or business. The Indemnified Party shall be entitled to receive a general release for its benefit in any settlement, without obligation to pay any money or other consideration therefor.

         9.4 Security for Seller's Indemnities. (a) As security during the Holdback Period and thereafter (where provided for in this

Agreement) for the indemnification obligations of the Sellers to Buyer and AMNEX as set forth in this Agreement and in any document executed and delivered in connection herewith, it is agreed that any amounts reasonably determined by Buyer or AMNEX to be due and owing to either of them in respect of any such indemnity agreement may, in the reasonable sole discretion of Buyer or AMNEX, be deducted from and applied against the Holdback Shares in accordance with the provisions set forth in subsection 2.8(d) hereof. Buyer and AMNEX agree to furnish such Seller with a written notice particularizing the amount being deducted and the rationale therefor.

         (b) The parties recognize that each of National Telecom USA, Inc. ("National") and The Keystone Corporation ("Keystone") is an affiliate of the Sellers controlled by King, and that American Network Exchange, Inc. ("ANEI") is a wholly owned subsidiary of AMNEX and affiliate of Buyer. Accordingly, as additional security during the Holdback Period and thereafter for the indemnification obligations of the Sellers to Buyer and AMNEX as set forth in this Agreement and in any document executed and delivered in connection herewith, it is agreed that any amounts reasonably determined by Buyer or AMNEX to be due and owing to either of them in respect of any such indemnity agreement may, in the reasonable sole discretion of Buyer or AMNEX, and upon thirty (30) days prior written notice thereof to any Seller, National or Keystone (as the case may be), be offset against any amounts due and owing from ANEI to National and/or Keystone and/or any Seller; provided, however, that in no event shall the amounts actually paid by ANEI to National and/or Keystone and/or any Seller during any given calendar week be reduced to less than ninety five percent (95%) of the amounts which would have been paid to each of such entities during such calendar week if such offset had not been effected. It is further agreed that any amounts due and owing from other subsidiaries or affiliates of AMNEX, Buyer or ANEI to any other entities controlled by a Seller, may be offset in a manner consistent with the terms set forth above. That portion of the amounts due and owing from ANEI to National, Keystone, any Seller and its affiliates that is available for offset pursuant to this subsection 9.4(b) shall be collectively referred to herein as the "Available Cash Flow". Buyer and AMNEX agree to furnish the Sellers, National and/or Keystone (as the case may be), with a written notice particularizing the amount being offset from the Available Cash Flow and the rationale therefor.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1  Notices.  All  notices  and  other  communications   required  or
permitted hereunder shall be in writing (including facsimile or similar written transmission) and shall be given:


                  (a)  If to Buyer:

                       7 Mayflower Place
                       Floral Park, New York 11001
                       Attn: Mr. Anthony Scalice
                       Fax: (516) 437-0807

                  (b)  If to AMNEX:

                       101 Park Avenue, Suite 2507
                       New York, NY 10178
                       Attn: Mr. Kenneth Baritz
                       Fax: (212) 867-0092

                       with a copy to:

                       100 West Lucerne Circle, Suite 100
                       Orlando, FL 32801
                       Attn:  General Counsel
                       Fax:  (407) 246-0005

                  (c)  If to any Seller:

                       c/o National Telecom USA, Inc.
                       350 Camino Gardens Boulevard, Suite 201
                       Boca Raton, FL 33432
                       Attn: Mr. Brian King
                       Fax: (407) 394-4314

                       with a copy to:

                       675 Morris Avenue, Third Floor
                       Springfield, NJ 07081
                       Attn: General Counsel
                       Fax: (201) 258-0250
or to such other person or address or telecopier number as the party to whom notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If sent by overnight mail or fax, any such communication shall be deemed to have been given at the end of business on the next business day, or the day of confirmation (provided that such day is a business day), respectively. If given by any other means, any such communication shall be deemed to have been given when delivered to the address specified in this Section.

         10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.4 Amendment. This Agreement and the exhibits and schedules attached hereto may be amended, modified or supplemented only by written agreement of the parties hereto.

         10.5 Extension; Waiver. At any time after the Closing, any party to this Agreement which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations of another party hereto, (b) waive any misrepresentation (including an omission) or breach of a representation or warranty of another party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (c) waive compliance of another party hereto with respect to any of the terms, conditions or provisions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party or parties giving the extension or waiver.

         10.6 Severability. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed so that it would be valid, legal and enforceable to the fullest extent permitted by Applicable Law.

         10.7 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof; (b) except as otherwise provided herein, is not intended to and shall not confer upon any other person or business entity, other than the parties hereto and their successors and assigns, any rights or remedies with respect to the subject matter hereof; (c) may be assigned by any party hereto upon written notice to the other parties hereto (it being understood and agreed that in such case the assignor shall remain liable for satisfaction of its obligations hereunder and shall also cause its assigns to agree to the terms of and assume the obligations under Article 5 hereof); and (d) shall be governed in all respects by the laws of the State of New York without regard to its laws or regulations relating to conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their individual capacity or by their respective officers thereunto duly authorized on the date first above written.

AMNEX, INC.                               CRESCENT PUBLIC COMMUNICATIONS INC.


By:___________________________            By:___________________________


Name:_________________________            Name:_________________________


Title:________________________            Title:________________________


COASTAL TELECOM PAYPHONE                  THE KEYSTONE CORPORATION *
COMPANY, INC.


By:__________________________             By:_________________________

Name:________________________             Name:_______________________

Title:_______________________             Title:_______________________


BEK TEL, INC.                             NATIONAL TELECOM USA, INC. *


By:__________________________             By:__________________________

Name:________________________             Name:________________________

Title:_______________________             Title:_______________________


                                          * with regard to the relevant
                                            provisions hereof

GARDEN STATE TELEPHONE INSTALLATION
& SERVICE COMPANY, INC.

By:__________________________

Name:________________________
                                           ---------------------------
Title:_______________________              Brian E. King, individually



                                      -65-